                                  EXHIBIT 4.5A

                           NEW MEXICO UTILITIES, INC.
                     4700 Irving Boulevard, N.W., Suite 201
                         Albuquerque, New Mexico 87114
                                _______________

                            BOND PURCHASE AGREEMENT

                                   $4,000,000
           FIRST MORTGAGE BONDS, SERIES B 7.64%, DUE NOVEMBER 7, 2006

                                _______________


As of November 8, 1996

Ameritas Life Insurance Corp.
5900 "O" Street
Lincoln, Nebraska 68510-6970

and

Woodmen Accident and Life Company
1526 "K" Street
Lincoln, Nebraska 68508

Ladies and Gentlemen:

          New Mexico Utilities, Inc. (the "Company"), a New Mexico corporation, hereby agrees with you as follows:

SECTION 1.  PURCHASE AND SALE OF BONDS

     1.1  ISSUE OF BONDS.

The Company has authorized the issue of Four Million Dollars ($4,000,000) in aggregate principal amount of its First Mortgage Bonds, Series B 7.64%, Due November 7, 2006 (herein called the "Bonds"). The Bonds will be issued under and pursuant to the Second Amendment and Supplement to Indenture of Mortgage dated as of February 14, 1992 (the "Second Supplemental Indenture") dated as of October 21, 1996, between the Company and Sunwest Bank of Albuquerque, National Association, as trustee (the "Trustee"). The Second Supplemental Indenture modifies

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and amends that certain Indenture of Mortgage, dated as of February 14, 1992
(the "Original Indenture"), between the Company and the Trustee (as amended by the First Supplement to Indenture of Mortgage dated as of February 14, 1992 (the "First Supplemental Indenture"), dated as of May 15, 1992, between the Company and the Trustee, and as may be further amended from time to time, the "Indenture"). The Bonds will be secured pursuant to and entitled to all of the benefits of the Indenture.

     Each Bond:

          (a)

will be in the amount of One Thousand Dollars ($1,000) or an integral multiple thereof;

          (b)

will bear interest on the unpaid principal balance thereof from the date of the Bond at the rate of seven and sixty-four one-hundredths percent (7.64%) per annum, payable semiannually on the tenth (10th) day of each May and November in each year commencing on the first Interest Payment Date next succeeding the date of such Bond until the principal amount thereof will be due and payable, and thereafter will bear interest at a rate equal to the lesser of (i) the highest rate allowed by applicable law or (ii) eight and sixty-four one-hundredths percent (8.64%) per annum;

          (c)

will mature on November 7, 2006; and

          (d)

will be in the form of Bond set forth in Exhibit A to this Agreement.

     1.2  THE CLOSING.

          (a)  PURCHASE AND SALE OF BONDS.

The Company hereby agrees to sell to each of you and, subject to the terms and conditions set forth herein, you each hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, Bonds in the principal amount specified opposite your name on Annex 1 hereto, at a purchase price of one hundred percent (100%) of the principal amount thereof. Each sale shall be a separate sale by the Company to a Purchaser identified and in the principal amount of the Bonds identified to such Purchaser on Annex 1. However, each Purchaser and the Company shall be obligated to close the sales provided for in this Agreement only if both such sales close.

          (b)  THE CLOSING.

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The closing (the "Closing") of your purchase will be held at 8:30 a.m., Los
     Angeles, California Time, on November 8, 1996 (the "Closing Date") at the office of the Company's counsel, Latham & Watkins, 650 Town Center Drive, Twentieth Floor, Costa Mesa, California 92626-1925. At the Closing, the Company will deliver to each of you one or more Bonds (as set forth opposite your respective name on Annex 1 to this Agreement), in the aggregate principal amount of your respective purchase, dated the Closing Date and payable to you or payable as indicated on Annex 1 to this Agreement, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2 to this Agreement.

     1.3  CERTAIN PURCHASER REPRESENTATIONS.

          (a)  PURCHASE FOR INVESTMENT.

Each of you severally and not jointly represents to the Company that you are purchasing the Bonds listed on Annex 1 to this Agreement opposite your respective name for your respective own account for investment and with no present intention of distributing or reselling the Bonds or any part thereof, but without prejudice, however, to your respective rights at all times to sell or otherwise dispose of all or any part of the Bonds under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of such Act, and to have control of the disposition of all of your respective assets. It is understood that, in making the representations set out in Section 2.9(a), Section 2.11 and Section 2.16 of this Agreement, the Company is relying, to the extent applicable, upon your respective representations as aforesaid.

          (b)  ERISA.

Each of you further severally and not jointly represents that the source of funds (the "Source") to be used by you to pay the purchase price of the Bonds to be purchased by you hereunder is an insurance company general account as such term is used in PTCE 95-60 issued by the United States Department of Labor and that there is no employee benefit plan (treating as a single plan all plans maintained by the same employer or employee organization, or any affiliate thereof (as defined in Section V(a)(1) of PTCE 95-60)) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statements filed with your state of domicile and as determined in accordance with Section I(a) of PTCE 95-60.

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     Each of you further severally and not jointly covenant that you shall effect no transfer of the Bonds which would cause the foregoing representation, if made by the transferee of the Bonds immediately following such transfer, to be inaccurate or untrue. The foregoing covenant includes any transfer from a general account to a separate account.

          (c)  SURRENDER FOR REISSUE UPON TRANSFER.

Each Purchaser severally and not jointly represents and covenants that such Purchaser shall not sell, transfer or otherwise dispose of the Bonds unless prior to delivery thereof such Purchaser shall present such Bonds to the Trustee for notation thereon of the portion of the principal thereof redeemed or shall surrender such Bonds to the Trustee in exchange for a new Bond or Bonds for the unredeemed balance of the principal of the surrendered bond or bonds. It is intended that the provisions of this subsection shall constitute the written agreement of the Company and each Purchaser provided for in clause (i) of Section 5.07 of the Original Indenture and that the Trustee may rely upon this subsection in connection with any partial redemption of the Bonds.

     1.4  FAILURE TO DELIVER; FAILURE OF CONDITIONS.

If at the Closing the Company fails to tender to you or either of you the Bonds to be purchased by you thereat, or if any condition specified in Section 3 of this Agreement has not been fulfilled, each of you may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this
Section 1.4 will operate to relieve the Company from any of its obligations under this Agreement or to waive any of your respective rights against the Company.

     1.5  EXPENSES.

          (a)  GENERALLY.

Whether or not the Bonds are sold, the Company shall promptly (and in any event within thirty (30) days after receiving any statement or invoice therefor) pay all expenses relating to this Agreement, the Indenture and the Bonds, including but not limited to:

               (i) the cost of reproducing this Agreement, the Second Supplemental Indenture, the Bonds and any other documents or instruments relating thereto;

               (ii) subject to Section 1.5(b) below, the fees and disbursements of your respective special counsel;

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

               (iii) the cost of delivering to your respective home offices or custodian banks, insured to your respective satisfaction, the Bonds purchased by you at the Closing;

               (iv) the cost of obtaining the private placement number referred to in Section 2.21 of this Agreement;

               (v) the fees and expenses of SSP Hambro & Co., LLC and Wells Fargo Bank, and any other broker or agent, incurred by the Company in connection with the offer, issue, sale and delivery of the Bonds or the transactions contemplated by this Agreement; and

               (vi) all expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents pursuant to the revisions of this Agreement or the Indenture, whether or not such amendments, waivers or consents shall have become effective.

          (b)  COUNSEL.

Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at or within thirty (30) days after the Closing, statements for fees and disbursements of your respective special counsel presented at the Closing and the Company will also pay upon receipt of any statement thereof, each additional statement for fees and disbursements of your respective special counsel rendered after the Closing in connection with the issuance of the Bonds or the matters referred to in Section 1.5(a) hereof. Provided, however, that the maximum liability of the Company for the fees and disbursements of special counsel to each Purchaser shall not exceed $1,000 in the aggregate as to each Purchaser. There shall be no charge to the Company for fees or disbursements of counsel for the Purchasers who are employees of the Purchasers or their respective affiliates.

          (c)  SURVIVAL.

The obligations of the Company under this Section 1.5 will survive the payment or prepayment of the Bonds and the termination of this Agreement.

SECTION 2.  WARRANTIES AND REPRESENTATIONS

     To induce each of you to enter into this Agreement and to purchase the Bonds listed on Annex 1 to this Agreement opposite your respective names, the Parent (solely with respect to the representations and warranties set forth in Section 2.3(a), Section 2.4(a), Section 2.12(a) and Section 2.12(b) and, insofar as such representations and warranties relate to the Parent, Section 2.10 and
Section 2.18) and the Company (with respect to all representations and warranties other than those set

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

forth in Sections 2.3(a)(i), (ii), and (iii), Section 2.4(a), Section 2.12(a) and Section 2.12(b), and, insofar as such representations and warranties relate to the Company, Section 2.3(a) (iv), Section 2.10 and Section 2.18) warrant and represent to you as of the Closing Date as follows.

     2.1  SUBSIDIARIES.

The Company has no Subsidiaries.

     2.2  CORPORATE ORGANIZATION AND AUTHORITY.

The Company:

          (a)

is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico;

          (b)

has all requisite legal and corporate power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted; and

          (c)

Part I of Annex 3 to this Agreement sets forth the name of each of the Company's corporate or joint venture Affiliates, the nature of the affiliation and the jurisdiction of incorporation of the Company and each such Affiliate.

     2.3  BUSINESS, PROPERTY AND INDEBTEDNESS.

          (a)  NATURE OF BUSINESS; PROPERTIES.

Each of:

               (i) the Annual Report of the Parent on Form 10-K for the fiscal year ended December 31, 1995, filed by the Parent with the Securities and Exchange Commission;

               (ii) the Annual Report to Shareholders of the Parent for the fiscal year ended December 31, 1995;

               (iii) the Quarterly Report of the Parent on Form 10-Q for the fiscal period ended June 30, 1996; and

               (iv) the Confidential Direct Placement Memorandum (the "Placement Memorandum"), dated August 1996 and prepared by SSP Hambro & Co., LLC and Wells Fargo Bank;

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

     correctly describes, among other things, the general nature of the business and principal Properties of the Company. Copies of each item described in clauses (i) through (iv) above have previously been delivered to each Purchaser.

          (b)  INDEBTEDNESS.

Part II of Annex 3 to this Agreement correctly lists all outstanding indebtedness for borrowed money of the Company as of the Closing Date.

     2.4  FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE.

          (a)  FINANCIAL STATEMENTS-PARENT.

The consolidated balance sheets of the Parent and its consolidated subsidiaries
     (including, without limitation, the Company) as of December 31 in the years 1995 and 1994 and the related consolidated statements of income, consolidated statements of changes in common stockholders' equity and consolidated statements of cash flows for the fiscal years ended on such dates, all accompanied by reports thereon, containing opinions without qualification, by KPMG Peat Marwick, LLC, independent certified public accountants, and the consolidated condensed balance sheets of the Parent and its consolidated subsidiaries as of June 30, 1996 and December 31,1995, and the related consolidated condensed statements of income and cash flow for the three (3) and six (6) month periods ended on June 30, 1996, copies of which have been delivered to each of you, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the consolidated financial position of the Parent and its consolidated subsidiaries as of such dates and the results of their operations for such periods. All such consolidated financials include the accounts of the Company.

          (b)  FINANCIAL STATEMENTS - COMPANY.

The balance sheets of the Company as of December 31 in the years 1995 and 1994 and the related statements of income and retained earnings and statements of cash flows for the fiscal years ended on such dates, accompanied by a report thereon, containing an opinion without qualification, by KPMG Peat Marwick LLP, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Company as of such dates and the results of its operations for such periods.

          (c)  MATERIAL ADVERSE CHANGE.

Since December 31, 1995, there has been no change in the business, profits, Properties or condition (financial or otherwise) of the Company except:

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               (i)    as disclosed to you in the documents referenced in clauses
          (iii) and (iv) of Section 2.3(a) or otherwise disclosed to you in this Agreement; and

               (ii) for other changes in the ordinary course of business that, in the aggregate, have not had a materially adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations set forth in this Agreement, in the Bonds and in the Indenture.

     2.5  FULL DISCLOSURE.

The financial statements referred to in Section 2.4(a) and 2.4(b) do not, nor does this Agreement or the Placement Memorandum, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

     2.6  PENDING LITIGATION.

There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any Governmental Authority or arbitration board or tribunal which, either individually or in the aggregate, involve the possibility of materially and adversely affecting the business, profits, Properties, or condition (financial or otherwise) of the Company, or the ability of the Company to consummate the Transactions or perform its obligations set forth in this Agreement, in the Bonds or in the Indenture. Without limiting the generality of the foregoing, except as has been disclosed in the Placement Memorandum or the items listed in
Section 2.3, no proceedings with respect to the condemnation of any Property of the Company are pending or, to the best knowledge of the Company, contemplated by any Governmental Authority to which the Property of the Company is subject. The Company is not in default with respect to any order of any court, Governmental Authority or arbitration board or tribunal.

     2.7  TITLE TO PROPERTIES.

          The Company has, and at the time of the Closing will have, good and marketable title to all of the fee interests in real Property, and good title to all of the other interests in Property, it purports to own, including Property reflected in the most recent balance sheet referred to in Section 2.4(b) of this Agreement and Property described in the Indenture as being subject to the Lien thereof, subject only to the Lien of the Indenture and Prior Liens. Without limiting the generality of the foregoing, the Company has, as of the Closing Date, all water, water rights, rights to purchase water, water systems, water works, plants, pumps, tanks, pipes, strainers, fittings, valves, reservoirs, supplies and implements it purports to own, in each case owned by the Company subject only to the Lien of the Indenture and Prior Liens and without

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limitation as to time within which any such rights may be exercised or such
Property may be held. There are no Liens upon or other defects (including, without limitation, defects of the type which would be disclosed by a survey) in or to any of the real Property of the Company, or the title or interest of the Company in or to such real Property, which, individually or in the aggregate, would have a material adverse effect upon the business, profits, Properties or condition (financial or otherwise) of the Company or the ability of the Company to operate its business.

     2.8  PATENTS, TRADEMARKS, LICENSES, ETC.

The Company owns or possesses, and upon completion of the Closing will own or possess, all of the franchises (including, without limitation, franchises granted by the PUC), patents, trademarks, service marks, trade names, copyrights, licenses and rights (including, without limitation, rights to produce and purchase water) necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, and all such franchises, patents, trademarks, service marks, trade names, copyrights, licenses and rights are valid and subsisting. To the Company's knowledge, no event has occurred which (a) permits, or after notice or lapse of time or both would permit, revocation or termination of any such license or franchise or (b) materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect any of the rights of the Company thereunder.

     2.9  AUTHORIZATION, EXECUTION, DELIVERY AND ENFORCEABILITY.

          (a)  TRANSACTIONS ARE LEGAL AND AUTHORIZED.

The consummation by the Company of each of the Transactions:

               (i)    is within the corporate powers of the Company; and

               (ii) is legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.

          (b)  OBLIGATIONS ARE ENFORCEABLE.

Each of this Agreement, the Second Supplemental Indenture and the Bonds has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in

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     accordance with its terms, except that the enforceability of this
     Agreement, the Indenture and the Bonds may be:

               (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

               (ii)   subject to the availability of equitable remedies.

     2.10 NO DEFAULTS.

To the knowledge of the Company and the Parent, no event has occurred and no condition exists which, upon the execution of this Agreement and the Second Supplemental Indenture and the issuance of the Bonds, would constitute a Default or an Event of Default. To the knowledge of the Company and the Parent, neither the Company nor the Parent is in violation in any respect of any term of any charter instrument or bylaw and neither the Company nor the Parent is in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound. To the knowledge of the Company and the Parent, other than as disclosed to you in Part V of Annex 3, no event has occurred or condition exists such that, but for the waiver by any Person (other than the Company or the Parent) of any term or provision in any agreement or other instrument to which the Company or the Parent is a party or by which it or any of its Property may be bound, the Company or the Parent would be in violation in any material respect of any of its obligations under such agreement or instrument.

     2.11 GOVERNMENTAL CONSENT.

          As of the Closing, all consents, approvals, orders and authorizations required of or by any Governmental Authority, including, without limitation, the PUC, for the Company to consummate the Transactions will have been duly obtained, all related filings, registrations and qualifications will have been duly made, and no appeal from any such consent, approval, order or authorization of or by any Governmental Authority will be pending, including, without limitation, any such consent, approval, order or authorization of the PUC.

     2.12 TAXES.

          (a)  RETURNS FILED; TAXES PAID.

All tax returns required to be filed by the Company, and any other Person with which the Company files or has filed a consolidated return, in any jurisdiction have in fact been filed on a timely basis, and, to the knowledge of the Company and the Parent, all taxes, assessments, fees and other governmental charges upon the Company, or upon any of its Properties, income or franchises, which are due

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     and payable have been paid or will be paid prior to delinquency. The
     Company is not aware of any proposed additional tax assessment against it or any such Person. There exists no controversy with any Governmental Authority with respect to the amount of any tax payable by the Company to such Governmental Authority.

          (b)  BOOK PROVISIONS ADEQUATE.

The provisions for taxes (including, without limitation, any payment or payments owing from the Company to any other Person pursuant to any tax sharing agreement among such Persons) on the books of the Company are adequate for all open years and for its current fiscal period. The amount of the liability for all taxes reflected in the consolidated balance sheet of the Company as of December 31, 1995 is an adequate provision for such taxes (including, without limitation, any payment due pursuant to any such tax sharing agreement) as may be payable by the Company for the fiscal years 1992 through 1995, inclusive, the only fiscal years not closed by the statute of limitations or by the completion of an audit.

     2.13 USE OF PROCEEDS.

The Company will apply the proceeds from the sale of the Bonds solely to retire short term bank indebtedness and to repay the Parent for advances used to fund expenditures associated with water and sewer utility plant expansion for anticipated growth in its service area and to redeem advances for certain construction contracts. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the sale of the Bonds) violates, will violate or will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own, and does not intend with the proceeds of the sale of the Bonds to own, carry or purchase any "margin security" within the meaning of said Regulations G, T and X, including "margin securities" originally issued by the Company. This Agreement and the Bonds will not be secured by any "margin security," and no Bonds are being sold on the basis of any such collateral.
None of the proceeds from the sale of the Bonds will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

     2.14 PUBLIC UTILITY HOLDING COMPANY ACT.

The Company is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of

                                       11
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a "holding company," as such terms are defined in the Public Utility Holding
Company Act of 1935, as amended.

     2.15 PRIVATE OFFERING.

Neither the Company nor SPP Hambro & Co., LLC and Wells Fargo Bank (the only Persons authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Bonds or any similar Security of the Company) has offered any of the Bonds or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you and thirty-eight (38) other institutional investors, each of whom was offered all or a portion of the Bonds at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Bonds or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the offering, issuance or sale of the Bonds within the provisions of Section 5 of the Securities Act.

     2.16 COMPLIANCE WITH LAW.

To the knowledge of the Company, the Company:

          (a)

is not in material violation of any law, ordinance, governmental rule, regulation, order or judgment of any court or other Governmental Authority or award of any arbitrator to which it is subject; and

          (b)

has not failed to obtain any material license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain might, either individually or in the aggregate, materially adversely affect the business, profits, Properties or condition (financial or otherwise) of the Company or the ability of the Company to consummate the Transactions or perform its obligations set forth in this Agreement, the Indenture or the Bonds.

     2.17 RESTRICTIONS ON COMPANY.

The Company:

          (a)

is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects the business, profits, Properties or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations set forth in this Agreement, the Indenture and the Bonds;

          (b)

is not a party to any contract or agreement (other than the Indenture) which restricts the right or ability of such corporation to incur debt; and

          (c)

has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Indenture.

     2.18 ERISA.

          (a)  RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS.

To the knowledge of the Company and the Parent, the present value of all benefits vested under all Pension Plans (other than Multiple Employer Pension Plans) maintained by the Company, the Parent and the subsidiaries of the Parent (and under all Multiple Employer Pension Plans with respect to which the Company, the Parent or of any such subsidiaries is a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA) does not exceed the value of the assets of the Pension Plans allocable to such vested benefits. For purposes of this Section 2.18(a), the present value of the benefits vested under any Pension Plan shall be determined as of the most recent valuation date, based upon assumptions and methods determined in the good faith judgment of the Company and in compliance with the requirements of law.

          (b)  ERISA REQUIREMENTS.

To the knowledge of the Company and the Parent, each of the Company and the ERISA Affiliates:

               (i) has fulfilled all obligations in all material respects under the minimum funding standards of ERISA and the IRC with respect to each Pension Plan;

               (ii) has satisfied all contribution obligations in all material respects in respect of each Multiemployer Pension Plan;

               (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the IRC with respect to each Pension Plan; and

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

               (iv) has not incurred any material liability under Title IV of ERISA to the PBGC (other than in respect of required insurance premiums, all of which that are due having been paid), with respect to any Pension Plan, any Multiemployer Pension Plan or any trust established thereunder.

     No Pension Plan, or trust created thereunder, has incurred any material accumulated funding deficiency (as such term is defined in Section 302 of ERISA), whether or not waived, as of the last day of the most recently ended plan year of such Pension Plan. The Company has no liability for any post-retirement benefits (other than benefits pursuant to Section 4980B of IRS or Title I, Subtitle B, Part 6 of ERISA) under any welfare plan (as defined in Section 3(1) of ERISA).

          (c)  PROHIBITED TRANSACTIONS.

               (i) The purchase of the Bonds by you will not constitute a transaction prohibited by Section 406 of ERISA or a non-exempt "prohibited transaction" (as such term is defined in Section 4975 of the IRC) that could subject you, the Company" or any ERISA Affiliate to the penalty or tax on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the IRC, and neither the Company nor any ERISA Affiliate, nor any "employee benefit plan" (as such term is hereinafter defined) of the Company or any ERISA Affiliate or any trust created thereunder or any trustee or administrator thereof, has engaged in any "prohibited transaction" that could subject you, the Company, or any ERISA Affiliate, to such penalty or tax. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representations in
          Section 1.3(b) hereof as to the source of funds used by you.

               (ii) Part III of Annex 3 hereto completely lists all Pension Plans with respect to which the Company is a "party in interest" or a "disqualified person" (as such terms are hereinafter defined) and all Pension Plans covering employees of the Company or any "affiliate" (as such term is hereinafter defined).

               (iii) Part III to Annex 3 hereto completely lists all ERISA Affiliates.

     As used in this Section 2.18(c), the terms "employee benefit plan" and "party in interest" have the respective meanings assigned to them in
     Section 3 of ERISA;

     the term "affiliate" has the meaning assigned to it in Section 407(d) of ERISA; and the term "disqualified person" has the meaning assigned to it in
     Section 4975(e)(2) of the IRC.

          (d)  REPORTABLE EVENTS.

No Pension Plan or trust created thereunder has been terminated, and to the knowledge of the Company and the Parent, there have been no "reportable events" (as such term is defined in Section 4043 of ERISA), with respect to any Pension Plan or trust created thereunder, which reportable event or events will result in the termination of such Pension Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

          (e)  MULTIEMPLOYER PENSION PLANS.

Except as set forth on Part III of Annex 3 hereto, neither the Company nor any ERISA Affiliate is an employer required to contribute to any Multiemployer Pension Plan. Neither the Company nor any ERISA Affiliate has incurred, nor is expected to incur, any withdrawal liability (that has not previously been fully satisfied) under Title IV, Subtitle E of ERISA with respect to any Multiemployer Pension Plan. None of the Multiemployer Pension Plans referred to in Part III of Annex 3 have been terminated under Section 4041A of ERISA, have been placed in reorganization status under Title IV of ERISA, or have been determined to be "insolvent" (as such term is defined in Section 4245 of ERISA).

          (f)  MULTIPLE EMPLOYER PENSION PLANS.

Except as set forth in Part III of Annex 3 hereto, neither the Company nor any ERISA Affiliate is a "contributing sponsor" (as such term is defined in Section 4001 of ERISA) in any Multiple Employer Pension Plan and neither the Company nor any ERISA Affiliate has incurred (without fully satisfying the same), or reasonably expects to incur, withdrawal liability under
     Section 4063 of ERISA in respect of any such Multiple Employer Pension Plan listed in Part III of Annex 3 hereto, which withdrawal liability could have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations set forth in this Agreement, the Indenture and the Bonds.

     2.19 INVESTMENT COMPANY ACT.

The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     2.20 ENVIRONMENTAL COMPLIANCE.

Except as set forth in Part IV of Annex 3 hereto:

          (a)  COMPLIANCE

-- to the knowledge of the Company, the Company is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business, except such failures so to comply as would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations set forth in this Agreement, the Indenture and the Bonds;

          (b)  LIABILITY

-- to the knowledge of the Company, the Company is not subject to any liability under any Environmental Protection Laws that, in the aggregate, could be reasonably expected to have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations set forth in this Agreement, the Indenture and the Bonds; and

          (c)  NOTICES

-- the Company has not received any:

               (i) written notice from any Governmental Authority by which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a Hazardous Substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law;

               (ii) written notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased real Properties; or

               (iii) summons, citation, notice, directive, letter, or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission by the Company in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous

          Substance into the environment resulting in any material violation of any Environmental Protection Law;

     in the case of clauses (ii) and (iii) above, where the effect of which could be reasonably expected to have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company or the ability of the Company to consummate the Transactions or to perform its obligations set forth in this Agreement, the Indenture and the Bonds.

     2.21 PRIVATE PLACEMENT NUMBER.

The Company has obtained private placement number 64744# AB 9 from Standard & Poor's Corporation CUSIP Service Bureau for the Bonds.

     2.22 RESTRICTED THIRD-PARTY ENCUMBRANCES.

The easements owned by the Company referenced by numbers 47 through 56, inclusive, 73, 74 and 90 to Exhibit A to the Indenture are encumbered by Third-Party Encumbrances as reflected on Exhibit B to the Title Commitment. The information set forth in Part V of Annex 3 to this Agreement with respect to the Property subject to such Restricted Third Party Encumbrances, the Company's use of such Properties and the nature of such Restricted Third Party Encumbrances is true, accurate and complete in all material respects. Other than those Properties listed in the first sentence of this Section 2.22 and described in
Part V of Annex 3 to this Agreement, the Company owns no Property which is subject to Restricted Third Party Encumbrances. Those Properties listed in the first sentence of this Section 2.22 and described in Part V of Annex 3 to this Agreement are subject to no Restricted Third Party Encumbrances other than those reflected on Exhibit B to the Title Commitment. Such Restricted Third Party Encumbrances do not, and the exercise of such remedies as would foreclose or terminate the right or interest of the Company in or to such Property by the Persons who hold such Restricted Third Party Encumbrances would not be likely to, individually or in the aggregate, have a material adverse effect upon the business, profits, Properties (taken as a whole) or condition (financial or otherwise) of the Company or the ability of the Company to consummate the Transactions or perform its obligations set forth in this Agreement, the Bonds or the Indenture.

     The easements referenced by numbers 91 through 93, inclusive, to Exhibit A to the Indenture are grants by the fee owners of the Properties underlying such easements of general Utility easements in favor of no specified Person. The Company has the right to use each of such easements for the purposes for which the Company is now using them.

SECTION 3.  CLOSING CONDITIONS

     Your respective obligations to purchase and pay for the Bonds to be delivered to you at the Closing will be subject to the following conditions precedent:

     3.1  OPINIONS OF COUNSEL.

You will have received from:

          (a)

Latham & Watkins, counsel for the Company;

          (b)

Montgomery & Andrews, P.A., special counsel and PUC counsel for the Company; and

          (c)

Modrall, Sperling, Roehl, Harris & Sisk, P.A., legal counsel for the Trustee.

closing opinions, each dated as of the Closing Date, and substantially in the respective forms set forth in Exhibit B1, Exhibit B2 and Exhibit B3 to this Agreement, and to such other matters as you may reasonably request.

     3.2  WARRANTIES AND REPRESENTATIONS TRUE; NO PROHIBITED ACTION.

          (a)  WARRANTIES AND REPRESENTATIONS TRUE.

The warranties and representations of the Company and the Parent contained in
     Section 2 of this Agreement will be true in all material respects.

          (b)  NO PROHIBITED ACTION.

The Company shall not have taken any action or permitted any condition to exist which would constitute a Default or an Event of Default.

     3.3  COMPLIANCE WITH THIS AGREEMENT.

The Company will have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the Closing.

     3.4  OFFICERS' CERTIFICATES.

You will have received:

          (a)

a certificate dated the Closing Date and signed by (i) the Chairman of the Board or the President and (ii) the Vice President, Finance of the Company, substantially in the form of Exhibit C1 to this Agreement with respect to the matters therein set forth;

          (b)

a certificate dated the Closing Date and signed by (i) the President or a Vice-
     President and (ii) the Chief Financial Officer of the Parent, substantially in the form of Exhibit C2 to this Agreement with respect to the matters therein set forth;

          (c)

a certificate dated the Closing Date and signed by the Secretary or an Assistant
     Secretary of the Company, substantially in the form of Exhibit D1 to this Agreement, with respect to the matters therein set forth; and

          (d)

a certificate dated the Closing Date and signed by the Secretary or an Assistant
     Secretary of the Parent, substantially in the form of Exhibit D2 to this Agreement, with respect to the matters therein set forth.

     3.5  LEGALITY.

The Bonds shall on the Closing Date qualify as a legal investment for insurance companies under applicable insurance law (without regard to any "basket" or "leeway" provisions) and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

     3.6  REGULATORY APPROVALS.

Not less than thirty (30) days prior to the Closing, the PUC shall have issued the PUC Order. Such order shall be effective and no appeal shall be pending with respect thereto.

     3.7  BOTH PURCHASERS.

          With respect to each Purchaser, the other Purchaser shall have executed and delivered this Agreement and accepted delivery of and made payment for the Bonds to be purchased by it on the Closing Date.

     3.8  LIENS UPON COLLATERAL.

All recordings and filings of:

          (a)

the Second Supplemental Indenture with the clerk of Bernalillo County, New
     Mexico;

          (b)

a financing statement on Form UCC-1 relating to that Collateral which consists of personal Property with the Secretary of State of New Mexico; and

          (c)
a financing statement on Form UCC-1 relating to that Collateral which consists of fixtures with the clerk of Bernalillo County, New Mexico,

in each case, which are required or reasonably requested by the Trustee or you to provide record notice of the Liens upon all of the Collateral, shall have been made.

     3.9  TITLE INSURANCE.

The Trustee shall have received a policy of title insurance or the Title Commitment committing to issue the same in form and substance satisfactory to you, from Ticor Title Insurance Company insuring the Trustee and the holders of the Outstanding Bonds issued under the Indenture against loss or damage to the extent of $6,000,000 plus costs as permitted by the policy by reason of any defect in the Lien of the Indenture on the Property (other than Excepted Property and the parcels identified on Exhibit A to the Original Indenture as not being insured by a policy of title insurance) described therein or by reason of the title to the Property being other than as shown in such policy. Such policy (or the Title Commitment to issue the same) shall extend to the Property (other than uninsurable Property) identified on Exhibit A to the Original Indenture and to the additional Property being added to the Lien of the Indenture by virtue of the Second Supplemental Indenture. You shall have received a copy of such policy of title insurance or the Title Commitment.

     3.10 INDENTURE CONDITIONS.

All conditions precedent set forth in the Indenture with respect to consummation of the Transactions shall have been satisfied. Without limiting the generality of the foregoing, the Company's Bondable Capacity (after giving effect to the addition of certain Collateral on the Closing Date pursuant to the Second Supplemental Indenture) and Net Earnings for Interest shall be sufficient to permit the issuance of the Bonds, and you shall have received certificates of the Company, as contemplated by Article IV of the Indenture, to such effect.

     3.11 PROCEEDINGS SATISFACTORY.

All proceedings taken in connection with the sale of the Bonds and all documents and papers relating thereto will be satisfactory to you. You will have received copies of such documents and papers as you may reasonably request in connection therewith (including, without limitation, copies of all certificates delivered to the Trustee in connection with the consummation of the Transactions), all in form and substance satisfactory to you; provided, however, that you agree that all documents the forms of which are annexed hereto as exhibits shall be in form and substance satisfactory to you if duly authorized, executed and delivered in the respective forms set forth in such exhibits.

SECTION 4.  AGREEMENTS OF THE COMPANY

     4.1  FINANCIAL AND BUSINESS INFORMATION.
The Company will deliver to you, if at the time you or your nominee holds any Bonds, and to each other institutional holder of the then Outstanding Bonds:

          (a)  QUARTERLY STATEMENTS

-- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of such fiscal year) commencing with the third fiscal quarter of 1996, and in any event within sixty (60) days thereafter, duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter; and

               (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second or third quarters) for the portion of the fiscal year ending with such quarter;

     setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as being complete and correct, and as having been prepared in conformity with generally accepted accounting principles, subject to changes resulting from year-end adjustments, by the chief financial officer or treasurer of the Company;

          (b)  ANNUAL STATEMENTS

-- as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, commencing with the Company's 1996 fiscal year, duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year; and

               (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year;

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of the accountants named in Section 2.4 of this Agreement or other independent certified public accountants of recognized national standing selected by the Company, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows in conformity with generally accepted accounting principles, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and that such audit provides a reasonable basis for such opinion in the circumstances;

          (c)  AUDIT REPORTS

-- promptly upon receipt thereof, one copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (d)  SEC AND OTHER REPORTS OF THE COMPANY AND THE PARENT

-- promptly upon their becoming publicly available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication in respect thereof filed by the Company with, or received by it in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency, and one copy of each financial statement, report, notice or proxy statement sent by the Parent to its stockholders generally;

          (e)  ERISA

-- promptly upon becoming aware of the occurrence of:

               (i) any material "reportable event" (as such term is defined in Section 4043 of ERISA) with respect to which the reporting requirement has not been waived; or

               (ii) any material transaction prohibited by Section 406 of ERISA or any non-exempt "prohibited transaction" (as such term is defined in Section 4975 of the IRC);

     in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action, if any, the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto;

          (f)  ERISA WAIVERS

-- prompt written notice of and a description of any request pursuant to Section
     303 of ERISA or Section 412 of the IRC for, or notice of the granting pursuant to said Section 303 or Section 412 of, a waiver in respect of all or part of the minimum funding standard set forth in ERISA or the IRC, as the case may be, of any

     Pension Plan, and, in connection with the granting of any such waiver, the amount of any "waived funding deficiency" (as such term is defined in said
     Section 303 or said Section 412) and the terms of such waiver; provided, however, that no such notice need be given if the amount of any waived funding deficiency shall not be material in the context of the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

          (g)  OTHER ERISA NOTICES

-- prompt written notice of and, where applicable, a description of:

               (i) any notice from the PBGC in respect of the commencement of any proceedings pursuant to Section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan;

               (ii) any distress termination notice delivered to the PBGC under Section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof;

               (iii) the placement of any Multiemployer Pension Plan in reorganization status under Title IV of ERISA;

               (iv) any Multiemployer Pension Plan becoming "insolvent" (as such term is defined in Section 4245 of ERISA);

               (v) the complete or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Pension Plan and the withdrawal liability incurred in connection therewith; and

               (vi) the withdrawal of the Company or any ERISA Affiliate from any Pension Plan with respect to which it is a "substantial employer" as defined in ERISA and the withdrawal liability under Section 4063 of ERISA incurred in connection therewith;

          (h)  NOTICE OF DEFAULT OR EVENT OF DEFAULT

-- immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (i)  NOTICE OF CLAIMED DEFAULT

-- immediately upon becoming aware that the holder of any Bond or of any evidence of indebtedness or other Security of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed Event of Default or default under such Bond, evidence of indebtedness or Security, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Event of Default or default and what action the Company is taking or proposes to take with respect thereto;

          (j)  INFORMATION REQUIRED By INDENTURE

-- all information, notices, certificates and opinions required by the terms of the Indenture to be delivered to the holders of the Bonds; and

          (k)  REQUESTED INFORMATION

-- with reasonable promptness, such other data and information reasonably available to the Company as from time to time may be reasonably requested. Without limiting the generality of the foregoing, the Company will deliver to you or any successor or transferee the information required by 17 C.F.R.
     (S) 230.144A in connection with any transfer or proposed transfer of Bonds by you or any successor or transferee pursuant thereto.

     4.2  OFFICERS' CERTIFICATES.

Each set of financial statements delivered to you or any other institutional holder of the Bonds pursuant to Section 4.1(a) or Section 4.1(b) of this Agreement will be accompanied by a certificate of the Chairman of the Board, the President or a vice president and the Vice President, Finance of the Company setting forth:

          (a)  COVENANT COMPLIANCE

-- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of
     Article VI of the Indenture during the period covered by the income statement then being furnished; and

          (b)  EVENT OF DEFAULT

-- a statement that the signers have reviewed the relevant terms of this Agreement and the Indenture and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

     4.3  ACCOUNTANTS' CERTIFICATES.

Each set of annual financial statements delivered pursuant to Section 4.1 (b) will be accompanied by a certificate of the accountants who certify the financial statements of the Company, stating that they have reviewed Sections 6.01, 6.03, 6.06, 6.10, 6.14 and 12.01 of the Indenture and stating further, whether, in making their audit of the financial statements:

          (a)

such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default (whether or not as a result of failure by the Company to comply with any of Sections 6.01, 6.03, 6.06, 6.10, 6.14 or 12.01 of the Indenture), and, if any such condition or event then exists, specifying the nature and period of existence thereof; or

          (b)
have become aware of any issuance of First Mortgage Bonds by the Company, or withdrawal of cash held by the Trustee pursuant to the Indenture by the Company, in each case, in violation of the terms of Section 4.02 of the Indenture, and, in the event of any such issuance or withdrawal, describing such issuance or withdrawal and specifying the violation occasioned thereby.

     4.4  INSPECTION.

The Company will permit any of your representatives, while you or your nominee holds any Bond, or the representatives of any other institutional holder of the Bonds, at your or such holder's expense (except during the continuance of any Default or Event of Default, in which case, at the Company's expense), to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

     4.5  REPORT TO NAIC.

Concurrently with the delivery to you of each annual statement required by
Section 4.1 (b) hereof, the Company will deliver a copy thereof to: Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007.

SECTION 5.  INTERPRETATION OF THIS AGREEMENT

     5.1  TERMS DEFINED.

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section of this Agreement or the Indenture following such term:

          Affiliate -- at any time means a Person (other than a Subsidiary):

          (a)
which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

          (b)
which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company; or

          (c)
five percent (5%) or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary;

at such time. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Bond Purchase Agreement -- this Agreement.

          Bondable Capacity -- Section 4.02A of the Indenture.

          Bonds -- Section 1.1 of this Agreement.

          Business Day -- a day other than a Saturday, a Sunday or a day on which commercial banks in Lincoln, Nebraska are required or authorized to be closed (other than a general bank holiday or moratorium, in either case of longer than 4 calendar days).

          Closing -- Section 1.2 of this Agreement.

          Closing Date -- Section 1.2 of this Agreement.

          Collateral -- all of that Property subject to the Lien of the Indenture, after giving effect to the addition of collateral effectuated by
Section 2 of the Second Supplemental Indenture.

          Company -- the introductory sentence of this Agreement.

          Default -- Section 1.01 of the Indenture.

          Environmental Protection Law -- means any existing or future federal, state, county, regional or local law, statute, or regulation (including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; (b) the Resource Conservation and Recovery Act of 1976;
(c) the Superfund Amendments and Reauthorization Act of 1986; (d) the Federal Water Pollution Control Act; and (e) the Clean Water Act of 1977; in each case, as amended from time to time, and together with all rules and regulations promulgated in connection therewith) enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

          ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          ERISA Affiliate -- means any corporation or trade or business that

          (a) is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Parent or the Company; or

          (b) is under common control (within the meaning of Section 414(c) of the IRC) with the Parent or the Company.

          Event of Default -- Section 1.01 of the Indenture.

          Excepted Property -- the "Excepted Property" exceptions to the granting clauses of the Indenture.

          First Mortgage Bonds -- means and includes the Series A Bonds, the Bonds and each and every other bond, of whatever series, issued pursuant to the Indenture.

          First Supplemental Indenture -- Section 1.1 of this Agreement.

          Governmental Authority -- means and includes:

          (a)  the governments of:

               (i) the United States of America and any State or other political subdivision thereof; or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business;

          (b) each public utility commission or similar entity having regulatory authority over the Company or any Subsidiary; and

          (c) any other entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government referred to in clauses (a) or (b) of this definition.

          Hazardous Substances -- means and includes any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum-derived products).

          Indenture -- Section 1.1 of this Agreement.

          Interest Payment Date -- Section 1.01 of the Indenture.

          IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

          IRS -- means the Internal Revenue Service of the United States of America and any successor agency.

          Lien -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this Agreement, the Company or a Subsidiary will be deemed to be the owner of any

Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting will be deemed to be a Lien.

          Multiemployer Pension Plan -- means any multiemployer plan (as defined in Section 3 (37) of ERISA), subject to Title IV of ERISA, in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in Section 3(5) of ERISA).

          Multiple Employer Pension Plan - means any Pension Plan (other than a Multiemployer Pension Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3(5) of ERISA) other than an ERISA Affiliate or the Company contribute.

          Net Earnings for Interest -- Section 4.02A of the Indenture.

          Original Indenture -- Section 1.1 of this Agreement.

          Outstanding -- Section 1.01 of the Indenture; provided, however, that for purposes of this Agreement only (and not the Indenture, except to the extent provided therein), First Mortgage Bonds held or owned by the Company, any Subsidiary or any Affiliate shall not be deemed to be Outstanding.

          Parent -- Southwest Water Company, a Delaware corporation, which owns one hundred percent (100%) of the capital stock of the Company.

          PBGC -- means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

          Pension Plan -- means, at any time, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), subject to Title IV of ERISA, maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Pension Plan, but including, without limitation any Multiple Employer Pension Plan.

          Permitted Encumbrances -- Section 1.01 of the Indenture.

          Person -- an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          Placement Memorandum -- Section 2 .3 of this Agreement.

          Prior Liens -- Section 1.01 of the Indenture.

          Property -- any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          PUC -- the New Mexico Public Utility Commission.

          PUC Order -- the order of the PUC, dated October 7, 1996, (a) authorizing the Company to issue and sell the Bonds, and (b) authorizing the Company to execute and deliver the second Supplemental Indenture.

          Required Holders -- at any time means the holders of 66 2/3% or more in aggregate principal amount of Bonds Outstanding at such time.

          Restricted Third Party Encumbrance -- Section 1.01 of the Indenture.

          Second Supplemental Indenture -- Section 1.1 of this Agreement.

          Series A Bonds -- the Series A Bonds of the Company issued pursuant to Articles II and III of the Indenture.

          Securities Act -- the Securities Act of 1933, as such act may be amended from time to time.

          Security -- has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

          Subsidiary - a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) of the Voting Stock.

          Title Commitment -- means the commitment of Ticor Title Insurance Company, dated as of a recent date, to issue the policy of Title Insurance referred to in Section 3.9 of this Agreement, which commitment shall describe and cover the Properties of the Company previously subjected to the Lien of the Indenture and those being subjected to such Lien pursuant to the Second Supplemental Indenture and the Liens existing of record upon such Properties as of the date of such commitment.

          Transactions -- means and includes (a) the execution and delivery by the Company of this Agreement and the Second Supplemental Indenture; (b) the granting to the Trustee of a Lien upon certain collateral pursuant to the provisions of the Second Supplemental Indenture; (c) the execution, delivery, issue and sale of the Series B Bonds; and (d) compliance by the Company with the terms of the Series B Bonds, the Indenture and this Agreement.

          Trustee -- Section 1.1 of this Agreement.

          Voting Stock -- capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     5.2  ACCOUNTING PRINCIPLES.

All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. In determining accounting principles, the Company shall conform to generally accepted accounting principles at the time in effect, unless it is required to conform to any other order, rule or regulation of any Governmental Authority having jurisdiction over the Company.

     5.3  DIRECTLY OR INDIRECTLY.

Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     5.4  GOVERNING LAW.

THIS AGREEMENT AND THE BONDS WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW MEXICO LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     5.5  SECTION HEADINGS, TABLE OF CONTENTS AND CONSTRUCTION.

The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part of this Agreement and will not affect the construction hereof. Each covenant contained in this Agreement will be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant will not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

SECTION 6.  MISCELLANEOUS

     6.1  NOTICES.

          (a)  METHOD; ADDRESS.

All communications under this Agreement or under the Bonds will be in writing, will be delivered (i) personally; (ii) by overnight courier; or (iii) sent by facsimile transmission, acknowledgment received, with a copy sent by first class mail; in each case, delivery or facsimile charges prepaid, and will be addressed:

               (i)  if to the Company:

               New Mexico Utilities, Inc.
          4700 Irving Boulevard, N.W., Suite 201
          Albuquerque, New Mexico 87114
          Attention:  Vice President Finance
          FAX: (505) 898-6379

               with a copy to:

               Southwest Water Company
          225 North Barranca Avenue, Suite 200
          West Covina, California 91744
          Attention:  Vice President/Finance
          FAX:  (818) 915-1558

               or at such other address as the Company shall have furnished in writing to the Trustee and all holders of the Bonds at the time
          Outstanding:

               (ii) if to you, at your addresses set forth on Annex 1 hereto, and further including any parties referred to on such Annex 1 that are required to receive notices in addition to you, or to any such party at such other address as you may designate by notice duly given to the Company and the Trustee in the manner provided in this Section 6.1 (which other address shall be entered in the Bond register); and

               (iii) if to any other holder of Bonds, at their respective addresses set forth in the register for the registration and transfer of Bonds maintained pursuant to the Indenture, or to any such party at such other address as such party may designate by notice duly given in the manner provided in this Section 6.1 to the Company and to the Trustee (which other address shall be entered in such register).

          (b)  WHEN GIVEN.

Any communication so addressed and delivered shall be deemed received, in the case of personal delivery, when actually received; in the case of delivery by overnight courier, on the Business Day following transmission; and in the case of facsimile transmission, on the date of acknowledgment of transmission, if a Business Day, and, if not a Business Day, on the next succeeding Business Day.

     6.2  AMENDMENT AND WAIVER.

          (a)  REQUIREMENTS.

This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1, Section 3 or this Section 6.2, or any definition relating thereto, shall be effective as to any holder of Bonds unless consented to by such holder in writing.

          (b)  SOLICITATION OF BONDHOLDERS.

               (i)  Solicitation.  The Company shall not:

                    (A) solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Bonds; or

                    (B) solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the Indenture, which proposed waiver or amendment would, pursuant to the terms of the Indenture, require the consent of any holder of a Bond;

          unless, in each case, each holder of the Bonds (irrespective of the amount of Bonds then owned by it) shall be informed thereof by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this
          Section 6.2 or Article XIII of the Indenture shall be delivered by the Company to each holder of Outstanding Bonds forthwith following the date on which the same shall have been executed and delivered by all holders of Outstanding Bonds (if any) required to consent or agree to such waiver or consent.

               (ii) Payment. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of First Mortgage Bonds as consideration for or as an inducement to the entering into by any holder of First Mortgage Bonds of any waiver or amendment of any of the terms and provisions hereof, of any other purchase agreement pursuant to which any other First Mortgage Bonds were sold, of any First Mortgage Bond or of the Indenture unless such remuneration is concurrently paid, security is concurrently granted, or offer is concurrently made on the same terms, ratably to the holders of all Bonds then Outstanding.

               (iii)  Scope of Consent.  Any consent made pursuant to this
          Section 6.2 by a holder of Bonds that has transferred or has agreed to transfer its Bonds to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

               (iv) Other Offers to Repurchase. The Company shall not make any offer to repurchase, exchange for any other security or otherwise acquire for value any First Mortgage Bond (whether or not the acceptance of such offer is conditioned upon the giving by any holder of any First Mortgage Bond of any waiver or consent) unless such offer is concurrently made on the same terms, ratably, to the holders of all Bonds then Outstanding.

          The foregoing provisions of this Section 6.2(b) shall not prevent or preclude:

                    (A) payment by the Company of attorneys' fees and expenses (including, without limitation, the fees of counsel who are employees of a holder of First Mortgage Bonds, at the rate or rates, it any, not to exceed the rate or rates then customarily charged by such holder) or other out-of-pocket costs incurred by a holder of First Mortgage Bonds in connection with any such consent, waiver or amendment where such payment is required pursuant to a purchase agreement, any First Mortgage Bond or the Indenture, all of which fees and expenses shall be paid by the Company;

                    (B) the issuance and sale by the Company of any series of First Mortgage Bonds with an interest rate, a prepayment premium, prepayment terms or other business or financial terms which are different from the business or financial terms of the Bonds, so long as such issuance and sale and all such terms are in compliance with all applicable provisions of the Indenture concerning issuance of additional series of First Mortgage Bonds;

                    (C) the redemption of any First Mortgage Bonds pursuant to their respective terms so long as such redemption is not conditioned upon the giving by any holder of any First Mortgage Bond of any waiver or consent; or

                    (D) the payment or giving by the Company of consideration to all holders of First Mortgage Bonds of any series in exchange for the waiver, elimination or reduction of a right contained only in the First Mortgage Bonds of such series, so long as the payment or giving of such consideration does not violate any provision of the Indenture, and so long as, immediately after giving effect to the payment of such consideration and such waiver, elimination or reduction, no Event of Default would exist;

     nor shall any provision of this Section 6.2(b) entitle the holders of the Bonds to receive payments or other consideration equal or equivalent to the payments or other consideration made or given pursuant to clauses (A), (C) or (D), or to receive any right or benefit afforded to the holders of any other series of First Mortgage Bonds pursuant to clause (B) above, to which the holders of the Bonds would not otherwise be entitled.

          (c)  BINDING EFFECT.

Except as provided in Section 6.2(b) hereof, any amendment or waiver consented to as provided in this Section 6.2 shall apply equally to all holders of Bonds and shall be binding upon them and upon each future holder of any Bond and upon the Company whether or not such Bond shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

     6.3  REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed; (b) documents received by you at the closing of your purchase of the Bonds (except the Bonds themselves); and (c) financial statements, certificates and other information previously or hereafter furnished to you; may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction will be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction will likewise be admissible in evidence.

     6.4  SURVIVAL.

All warranties, representations, certifications and covenants made by you in
Section 1.3 of this Agreement, and made by the Company or by the Parent and contained in this Agreement or in any certificate or other instrument executed and delivered by the Company or the Parent, as the case may be, pursuant to this Agreement in connection with the Closing, will be considered to have been relied upon by you (if made by the Company or the Parent) or the Company (it made by you), will be deemed made on and as of the Closing Date and will survive the delivery to you of the Bonds and the payment by you of the purchase price, regardless of any investigation made by or on behalf of you or the Company, as the case may be. All statements in any such certificate or instrument made by the Company or the Parent will constitute warranties and representations by the Person executing such certificate or instrument.

     6.5  SUCCESSORS AND ASSIGNS.

This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of Bonds, and will be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

     6.6  DUPLICATE ORIGINALS; EXECUTION IN COUNTERPARTS.

Two or more duplicate originals of this Agreement may be signed by the parties, each of which will be an original but all of which together will constitute one and the same instrument. This Agreement may be executed in one or more counterparts and will be effective when at least one counterpart has been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto will constitute one duplicate original.

     6.7  CONSTRUCTION - REPRESENTATIONS AND WARRANTIES.

The Parent is entering into this Agreement for the sole purpose of providing the representations and warranties set forth in Sections 2.3(a), 2.4(a), 2.12(a) and
(b), and,
to the extent such representations and warranties relate to the Parent, Section 2.10 and Section 2.18, and the Parent shall not be liable in connection with any other Sections of this Agreement other than Section 6.4 as it relates to the above-referenced sections.

     6.8  SEVERABILITY.

Any provision of this Agreement which shall be determined by a court of competent jurisdiction to be invalid , void or illegal, or invalid, void or illegal as to any particular facts or circumstances, shall in no way (a) affect, impair or invalidate such provision in any other facts or circumstances or (b) affect, impair or invalidate any other provision hereof. Such provision shall remain in full force and effect as to such other facts and circumstances and all such other provisions shall remain in full force and effect.

     6.9  INCORPORATION BY REFERENCE.

All exhibits and annexes attached to this Agreement are hereby incorporated into and made a part of this Agreement by this reference.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY THE NEXT PAGE IS
                              THE SIGNATURE PAGE

If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.

          Very truly yours,

          NEW MEXICO UTILITIES, INC., a New Mexico corporation

          By  /s/ Robert Swartwout       By  /s/ William C. Jasura



Title:  President                  Title:  V.P. Finance

          The undersigned hereby joins in the foregoing Agreement for the sole purpose described in Section 6.7 and to provide the representations and warranties which are ascribed to Southwest Water Company by the provisions of
Section 2 and such section.

SOUTHWEST WATER COMPANY, a Delaware corporation

          By  /s/ Peter J. Moerbeek      By  /s/ Anton C. Garnier



Title:  V.P. Finance, CFO            Title:  President

Agreed to and Accepted:  AMERITAS LIFE INSURANCE CORP.,

                         By Ameritas Investment Advisors, Inc.,
                         its Agent

          By  /s/ Patrick J. Henry

Title:  Vice President - Fixed Income Securities

          Agreed to and Accepted: WOODMEN ACCIDENT AND LIFE
COMPANY

By  /s/ A. Cray

Title:  Vice President and Assistant Treasurer

          SIGNATURE PAGE to the BOND PURCHASE AGREEMENT, dated as of
      November 8,1996, among NEW MEXICO UTILITIES, INC., SOUTHWEST WATER
                  COMPANY, AMERITAS LIFE INSURANCE CORP., and
                       WOODMEN ACCIDENT AND LIFE COMPANY

ANNEX 1
                         INFORMATION AS TO PURCHASERS



================================================================================
Purchaser Name                          AMERITAS LIFE INSURANCE CORP.
--------------------------------------------------------------------------------
              Name in Which             AMERITAS LIFE INSURANCE CORP.
Bond is Registered
--------------------------------------------------------------------------------
              Bond                      B-1
Registration Number, Principal   $2,000,000.00
Amount
--------------------------------------------------------------------------------
Payment on Account of Bond:

             Method                     Federal Funds Wire Transfer (Immediately
                                   Available Funds)

             Account                    First Bank of Nebraska,
Information                        NA ABA No.: 104-000-029
                                   Ameritas Life Insurance Corp.
                                   Account No.: 1-494-0070-0188             Re:
                                   New Mexico Utilities, Inc.
                                   Series B 7.64% First Mortgage Bonds
--------------------------------------------------------------------------------
             Accompanying               Name of Company: New Mexico Utilities,
Information                        Inc.
                                   Description of Security: First Mortgage
                                   Bonds, Series B 7.64% due November 7, 2006
                                   Security Number (CUSIP): 64744# AB 9
                                   Application (as among principal, premium and
                                   interest) of the payment being made.
--------------------------------------------------------------------------------
             Address for                Ameritas Life Insurance Corp.
Notices Related                    5900 "O" Street
to Payments and                    Lincoln, Nebraska 68510-2234
all Other Notices:                 Attention: James Mikus
                                   FAX:  (402) 467-6970
--------------------------------------------------------------------------------

                                   Annex1-1

--------------------------------------------------------------------------------
          Deliver Bonds                      Ameritas Life Insurance Corp.
                                5900 "O" Street
To:                             Lincoln, Nebraska 68510-2234
                                Attention:  James Mikus
--------------------------------------------------------------------------------
          Tax                                 47-0098400
Identification Number

================================================================================

ANNEX 1
                         INFORMATION AS TO PURCHASERS

====================================================================================================================================
Purchaser Name                                          WOODMEN ACCIDENT AND LIFE COMPANY
                                          COMPANY
------------------------------------------------------------------------------------------------------------------------------------

             Name in Which                              WOODMEN ACCIDENT AND LIFE COMPANY
Bond is Registered                        COMPANY
------------------------------------------------------------------------------------------------------------------------------------

             Bond                                       B-2
Registration Number,                      $2,000,000.00
Principal Amount
------------------------------------------------------------------------------------------------------------------------------------

             Payment on
Account of Bond:
                     Method                             Federal Funds Wire Transfer (Immediately
                                          Available Funds)

                     Account                            First Bank Nebraska, NA                13
Information                               and M Streets
                                          Lincoln, Nebraska 68508
                                          ABA #1040-000-29                                      for
                                          credit to:
                                          Woodmen Accident and Life
                                          Company's General Fund
                                          Account No. 1-494-0092-9092
------------------------------------------------------------------------------------------------------------------------------------

             Accompanying                               Name of Company:  New Mexico Utilities,
                                          Inc.
Information:                              Description of Security:  First Mortgage Bonds, Series B
                                          7.64% due November 7, 2006
                                          Security Number (CUSIP):  64744# AB 9
                                          Application (as among principal, premium and interest) of
                                          the payment being made.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             Address for                                Woodmen Accident and Life Company
Notices Related to Payments               P.O. Box 82288
and all Other Notices:                    Lincoln, Nebraska 68501
                                          Attention:  Securities Division
                                          FAX:  (402) 437-4392
                                          Notices delivered by overnight courier shall be addressed
                                          to:
                                          Woodmen  Accident and Life Company
                                          1526 "K" Street
                                          Lincoln, Nebraska 68508
                                          Attention:  Securities Division
 -----------------------------------------------------------------------------------------------------------------------------------

             Deliver Bonds                              Woodmen Accident and Life Company
To:                                       1526 "K" Street
                                          Lincoln, Nebraska 68508
                                          Attention:  Securities Division
------------------------------------------------------------------------------------------------------------------------------------

             Tax                                         47-0339220
Identification Number
====================================================================================================================================

ANNEX 2
                             PAYMENT INSTRUCTIONS



  Make payment of the purchase price by federal funds wire transfer in immediately available funds to:
     Wells Fargo Bank, National Association
     ABA #121000248

     Flair Industrial Park Regional
     Commercial Banking Office
     9000 Flair Drive
     Suite 100
     El Monte, California 91731

     Account of New Mexico Utilities, Inc.
     Account No. 6627-351786


                                   Annex 2-1

ANNEX 3
                          INFORMATION AS TO COMPANY

Part I:          Affiliates
 Name                        Jurisdiction              Percent Owned;   Owned By
 ----                        of Incorporation                           --------
                             ----------------
*Southwest Water Company     Delaware                    N/A

*ECO Resources, Inc.         Texas                       100% by Southwest
                                                         Water Company

*Southwest Environmental     Texas                       100% by ECO Resources,
Laboratories, Inc.                                       Inc.

*SOCI, Inc.                  Delaware                    100% by Southwest
                                                         Water Company

Covina Irrigating Company    California                  12.3% by Suburban
                                                         Water Systems; 0/9% by
                                                         SW Resource Management
                                                         Company

California Domestic Water    California                  32.4% by Suburban
Company                                                  Water Systems

*Suburban Water Systems      California                  100% by Southwest
                                                         Water Company

*SW Resource Management      Delaware                    100% by Southwest
Company                                                  Water Company

*SW Operating Services       Delaware                    100% by Southwest
                                                         Water Company

*Water Suppliers Mobile      California                  100% by Suburban Water
Communication Service                                    Systems

*Southern Municipal          Texas                       100% by ECO Resources,
Services, Inc.                                           Inc.

                                   Annex 3-1

ANNEX 3
                       INFORMATION AS TO COMPANY (CONT.)


Part II:  Indebtedness for Borrowed Money
First Mortgage Bonds, Series A 8.86%, Due March 12, 2002      $2,000,000.00

Unsecured Line of Credit with Sunwest Bank of Albuquerque     $4,000,000.00

First Mortgage Bonds, Series B 7.64%, Due November 7, 2006    $4,000,000.00
                                                               ------------

                                                      Total   $10,000,000.00(1)
_______________
(1)  Proceeds of the Series B Bonds will be used to retire debt to Sunwest Bank.


Part III: ERISA

ERISA Affiliates
----------------

     Each of the Persons indicated with an asterisk (*) in Part I of this Annex 3 are ERISA Affiliates.


Multiemployer Plans and Multiple Employer Pension Plans
-------------------------------------------------------

1.   The Utility Employees Retirement Plan

2.   The Profit-Sharing 401(k) Plan for Southwest Water Company's Related
Companies


Part IV:  Environmental Disclosure

     The Company has received no notice, summons, citation, directive, letter or communication from any Governmental Authority concerning any environmental matter of the three types described in Section 2.20.

     Sparton Technology, Inc. ("Sparton") owns a manufacturing facility at 9621 Coors Road NW, Albuquerque, New Mexico (the "Sparton Plant"). From 1961

                                   Annex 3-2

ANNEX 3
                       INFORMATION AS TO COMPANY (CONT.)


through 1994, Sparton manufactured commercial, industrial and military electronic components at the Sparton Plant. Waste solvents containing heavy metals were stored at the Sparton Plant in concrete ponds (through 1975) and in lined surface impoundments.

     The Environmental Protection Agency (the "EPA") and the City of Albuquerque (the "City") have determined that the containment vehicles used by Sparton at the Sparton Plant leaked, resulting in the creation of an underground plume containing heavy metals in the vicinity of the Sparton Plant. The EPA, the City and Sparton have conducted various studies and tests, including installation of numerous monitor wells to determine the level of groundwater contamination and the movement of such contamination.

     The Company has been advised by the EPA that the Sparton plume is dispersing or migrating to the northwest at a rate of approximately 100 lineal feet per year. The closest Company Well is located approximately 2.62 miles or approximately 13,850 feet from the Sparton Plant and more than two miles from the closest boundary of the Sparton plume, as such boundary has been estimated by the EPA and the City.

     Based on the foregoing information provided to the Company, the Company believes that the Sparton plume does not pose a danger to the Company's wells in the foreseeable future. Moreover, if the Sparton plume were to affect the water produced by the Company's wells, the Company believes that it could avoid a contamination problem by extended such wells below the level of the plume and pumping uncontaminated water. In the normal course of its business, the Company samples and tests water produced from its wells for the presence of, among other things, heavy metals. To date, the Company's tests indicate that no heavy metals are present in water produced by the Company at levels requiring action by the Company.


Part V:   Restricted Third Party Encumbrances.

     The following easements, referenced by the number beside which they are described in Exhibit A to the Indenture, contain the respective size water and sewer lines shown beside the number of such easement in the chart below.

                                   Annex 3-3

ANNEX 3
                       INFORMATION AS TO COMPANY (CONT.)


================================================================================
The Easement numbered as follows on Exhibit A to     Is used by the Company to
the Indenture                                        Support Water or Sewer
                                                     Lines of the Following
                                                     Sizes:
================================================================================
        47                                                   21" sewer
--------------------------------------------------------------------------------
        48                                                   6" water
--------------------------------------------------------------------------------
        49                                                   6" water
--------------------------------------------------------------------------------
        50                                                   6" water
--------------------------------------------------------------------------------
        51                                                   12" water
--------------------------------------------------------------------------------
        52                                                   8" sewer
--------------------------------------------------------------------------------
        53                                                   12" sewer
--------------------------------------------------------------------------------
        54                                                   12" water
--------------------------------------------------------------------------------
        55                                                   6" water
--------------------------------------------------------------------------------
        56                                                   6" water
--------------------------------------------------------------------------------
        73                                                   20" water
--------------------------------------------------------------------------------
        74                                                   8" sewer
--------------------------------------------------------------------------------
        90                                                   8" sewer
--------------------------------------------------------------------------------
        91                                                   12" water
--------------------------------------------------------------------------------
        92                                                   8" water
--------------------------------------------------------------------------------
        93                                                   8" water
================================================================================

          The foregoing easement numbered 47 contains a sewer line which serves an apartment complex and no other customers of the Company. Such sewer line is not owned by the Company, but is rather owned and maintained by the owner of the apartment complex and is located in land previously owned by Horizon Corporation. The sewer line located in number 47 ties into a sewer main operated by the Company. In the event that the rights to the easement numbered 47 were foreclosed or otherwise terminated pursuant to the terms of any Restricted Third Party Encumbrance encumbering the Property over which such easement was granted, and the holder of such Restricted Third Party Encumbrance or its successor in interest were to take action to prevent the use of the Property, the Company might be unable to provide sewer service to such apartment complex, but no other water or sewer service of the Company would be affected. The fact that any such action would prevent the Company from supplying sewer service to such apartment complex would likely cause

                                   Annex 3-4

ANNEX 3
                       INFORMATION AS TO COMPANY (CONT.)


the owner of such complex to grant to or obtain for the benefit of the Company a replacement easement to enable the Company to provide sewer service to such complex.

          The foregoing easements numbered 48 through 56, inclusive, other than the water line in number 51 (which is a transmission line), supply water and sewer service solely to the fee parcels over which such easements were granted. Such fee parcels comprise one shopping center. The water and sewer service provided through these easements, other than the waterline in number 51 (which is a transmission line), supply only such shopping center, and do not supply water or sewer service to any other parcels. If the rights of the Company pursuant to easements 48-50 and 52-56 were foreclosed or otherwise terminated pursuant to the terms of any Restricted Third Party Encumbrance encumbering the Property over which such easements were granted, and the holder of such Restricted Third Party Encumbrance or its successor in interest were to take action to prevent the Company from using the Property, the Company might be unable to supply water or sewer service to all or some portion of such shopping center, but no other water or sewer service of the Company would be affected.
If the rights of the Company pursuant to easement 51 were foreclosed or otherwise terminated pursuant to the terms of Any Restricted Third Party Encumbrance encumbering the Property over which such easement was granted, and the holder of such Restricted Third Party Encumbrance or its successor in interest were to take action to prevent the Company from using the Property, the Company might be unable to supply water or sewer service to all or some portion of such shopping center. However, due to water and sewer line loops owned by the Company and in place around the perimeter of the shopping center, the loss of use of the lines in easement number 51 would not interfere with water or sewer service of the Company to customers other than those in the shopping center. Moreover, the fact that any such action (i.e., prevention of the Company's use of easements 48 through 56) would prevent the Company from supplying water and/or sewer service for the benefit of the fee parcels encumbered or held by the holder(s) of such Restricted Third Party Encumbrance would likely deter such Person from taking such action.

          The foregoing easement number 73 contains a portion of a main water supply line through which water is supplied to numerous other parcels served by the Company. In the event that the rights of the Company pursuant to such easement were foreclosed or otherwise terminated pursuant to the terms of any Restricted Third Party Encumbrance encumbering the Property over which such easement was granted,

                                   Annex 3-5

ANNEX 3
                       INFORMATION AS TO COMPANY (CONT.)


and the holder of such Restricted Third Party Encumbrance or its successor in interest were to take action to prevent the Company from using the Property, the Company has an alternate water main through which it can supply water to the parcels served by the portion of the water line located in easement Property 73. Such alternate water main is in place, in service and is currently being used. Such alternate water main could be used in place of the portion of the water main located in easement 73 without any significant interruption in service or any substantial additional cost or expense to the Company. Any minor interruption or additional cost incurred by the Company from use of the alternate water main would not have a material adverse effect upon the business, profits, Properties (taken as a whole) or condition (financial or other) of the Company or the ability of the Company to consummate the Transactions or perform its obligations set forth in this Agreement, the Bonds or the Indenture.

          The foregoing easement numbered 74 contained a small sewer line serving one customer. Such line is no longer in service. A grammar school has been constructed, in part, on the Property in which easement 74 is located. In connection with the construction of such school, the Company ceased using such line, removed such line and relocated the line to another easement area. The most recent plat of the area containing the Property in which easement 74 is located depicts easement 74 as abandoned. Accordingly, termination of such easement as the result of foreclosure or other termination pursuant to the terms of any Restricted Third Party Encumbrance encumbering the Property which contains easement 74 will have no adverse effect upon the Company (i.e., business, profits, Properties or condition) or the ability of the Company to consummate the Transactions or perform its obligations set forth in the Bond Purchase Agreement, the Bonds or the Indenture.

          The foregoing easement numbered 90 contains an 8" sewer line which serves a portion of a residential subdivision. It connects such subdivision to a main sewer line operated by the Company. The 8" sewer line has been in use by the Company for more than 20 years. The area described in the easement grant creating such easement is also depicted on a recorded plat of the subdivision as a utility easement for sewer line purposes. The 8" sewer line is located entirely within the easement area as described in such grant of easement and as depicted on such plat. The Company is not aware of anyone having any right or alleged right to terminate the Company's right to use such 8" sewer line.

                                   Annex 3-6

ANNEX 3
                       INFORMATION AS TO COMPANY (CONT.)


          The foregoing easements numbered 91 through 93 were granted in 1961. Originally, easement area 91 contained a 12" water main which ran a length of approximately 1 1/2 miles to serve the sole industrial customer of the Company, Spartan Industries. Such line has, with the development of a shopping center along such line, been largely replaced by a new line which is not located in such easement. Such new line serves all customers along the length of the line other than Spartan Industries. Approximately 500 feet of such original line remains in easement 91. Such 500 feet of the original line serves only one customer, Spartan Industries, and will not be used by the Company to serve any future customers. Easement 92 and 93 contain an 8 "water line which connects to the 12" water line in easement area 91 and runs past Spartan Industries to a connection with another water main operated by the Company. Although service to Spartan Industries is currently provided through the water line in easement area 91, the Company can, with no interruption in service and no additional cost to the Company, also provide service to Spartan Industries through the water line in easement areas 92 and 93.

          The Company is not aware of anyone having any right or alleged right to terminate the Company's right to use either the line in easement area 91 or the line in easement areas 92 and 93. As described above, if the Company's right to use either line were terminated in any manner, the Company can serve Spartan Industries without interruption in service or additional cost to the Company from the other line. If the Company's rights to use both lines were terminated, the Company would not be able to serve Spartan Industries, but such termination would not affect service provided by the Company to any other customers. Termination of service to Spartan Industries would not have a material adverse effect upon the business, profits, Properties (taken as a whole) or condition (financial or other) of the Company or the ability of the Company to consummate the Transactions or perform its obligations set forth in this Agreement, the Bonds or the Indenture.

                                   Annex 3-7

                                                                      EXHIBIT B1

                        FORM OF COMPANY'S LEGAL OPINION


[Letterhead of Latham & Watkins]
                                            [Closing Date]


Ameritas Life Insurance Corp.       Woodmen Accident and Life Company
5900 "O" Street                     1526 "K" Street
Lincoln, Nebraska 68510-6970        Lincoln, Nebraska 68508

     Re: $4,000,000 Series B First Mortgage Bonds of New Mexico Utilities, Inc. Ladies and Gentlemen:

     We have acted as counsel to New Mexico Utilities, Inc. (the "Company"), a New Mexico corporation and to Southwest Water Company, a Delaware corporation ("Southwest"), in connection with the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of November 8, 1996, between the Company, Southwest and each of you, as Purchasers, which Bond Purchase Agreement provides, among other things, for the sale by the Company of its First Mortgage Bonds, Series B 7.64%, due November 7, 2006 (the "Series B Bonds") in the aggregate principal amount of $4,000,000 issued under and pursuant to an Indenture of Mortgage dated February 14, 1992 (the "Original Indenture"), between the Company and Sunwest Bank of Albuquerque, National Association, as trustee (the "Trustee"), as amended by a certain First Supplement to Indenture of Mortgage (the "First Supplemental Indenture") dated as of May 15, 1992, between the Company and the Trustee and a certain Second Amendment and Supplement to Indenture of Mortgage (the "Second Supplemental Indenture") dated as of October 21, 1996, between the Company and the Trustee. The Original Indenture, First Supplemental Indenture and Second Supplemental Indenture are herein sometimes referred to, collectively, as the "Indenture." The Company's parent, Southwest, has also executed the Bond Purchase Agreement for the limited purpose of making certain representations and warranties contained therein.

     This opinion is rendered to you pursuant to Section 3.1(a) of the Bond Purchase Agreement. As counsel to the Company and Southwest, we are not opining as to matters of New Mexico law or matters involving the New Mexico Public Utility

                                     B1-1

Commission (the "PUC "). Messrs. Montgomery & Andrews, P.A. ("M&A") have acted as special counsel to the Company with respect to such matters and are delivering to you a separate opinion of even date herewith. Capitalized terms used in this opinion and not defined herein shall have the respective meanings ascribed to them in, or pursuant to the provisions of, the Bond Purchase Agreement or the Indenture.

     The Indenture grants to the holders of the Company's first mortgage bonds from time to time issued thereunder (collectively, the "First Mortgage Bonds"), including the Series B Bonds, a security interest in certain property of the Company, more particularly described in the Indenture, consisting of both (i) real property and real property interests, including, in each case, fixtures, other than Excepted Property, as described in the Indenture (the "Real Property"), and (ii) personal property, other than Excepted Property, as described in the Indenture (the "Personal Property"). Prior to the delivery of this letter, an executed recorded counterpart of the Indenture was on file in the Clerk's office of Bernalillo County, New Mexico. At our direction, an executed counterpart of the Indenture was also filed, as a financing statement, in the office of the Secretary of State of the State of New Mexico. Also at our direction, a commitment for title insurance dated September 27, 1996 (the "Ticor Report") was prepared by Ticor Title Insurance Company ("Ticor") covering the state of the title in and to that Real Property subject to the Lien of the Indenture (other than certain parcels noted on Exhibit "A" to the Original Indenture as not insured), including the Real Property added to the Lien of the Indenture by the Second Supplemental Indenture.

     A bondholder's policy of title insurance dated March 11, 1992 was received from Ticor to insure the Trustee and the holder of the Outstanding Bonds under the Indenture against loss or damage to the extent of an aggregate of $2,000,000 plus costs, if any, as allowed by said policy, by reason of any defect in the Lien of the Indenture on the Real Property described therein or by reason of the title to such Real Property described in the Indenture being other than as shown in such policy. Further, in connection with the recordation of the Second Supplemental Indenture and the issuance of the Series B Bonds, we have ordered a new policy of title insurance to insure the Trustee and the holder of all of the First Mortgage Bonds (including the Series B Bonds) against loss or damage to the extent of $6,000,000 in the event of any defect in the Lien of the Indenture on the Real Property or by reason of the title to the Real Property being other than as shown in such policy and endorsements. We have received assurance satisfactory to us from Ticor that the aforementioned policy of title

                                     B1-2
insurance has been committed prior to the delivery of this opinion letter, in accordance with our orders. Copies of such commitment have been furnished to each of you. A New Mexico Form UCC-1 Financing Statement, as amended by New Mexico Form UCC-3 Financing Statements adding certain property added to the Lien of the Indenture by the Second Supplemental Indenture and renewing the Form UCC-1 Financing Statement (with the Form UCC-1 Financing Statement, the "Financing Statement") describing the personal property in which a security interest was granted to the Trustee pursuant to the Indenture, including the Second Supplemental Indenture, is also on file with the Secretary of State of New Mexico and is on file as a fixture filing in the Clerk's office of Bernalillo County, New Mexico.

     As counsel for the Company and Southwest, we have prepared or participated in the preparation of the Bond Purchase Agreement, the Second Supplemental Indenture, the Series B Bonds and the Financing Statement (collectively, the "Documents") and various certificates and other documents executed and delivered in connection therewith. In each instance, we have reviewed executed copies of such documents and each of the executed and authenticated Series B Bonds or have otherwise received assurances satisfactory to us that such documents have been executed, and in the case of the Series B Bonds, authenticated, prior to the delivery of this letter, by each entity whose signature or authentication is provided for therein.

     In our examination, we have assumed the genuineness of all signatures (other than those of officers of the Company and Southwest) on the Documents, the authenticity of all Documents submitted to us as originals, the conformity to authentic original Documents of all Documents submitted to us as copies and the legal capacity of all natural persons executing the Documents.

     We have been furnished with and with your consent have relied upon, certificates of officers of the Company and Southwest with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     Except as provided in paragraph 1, we are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                                     B1-3

     Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the sale of the Series B Bonds do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company or Southwest.

     We have also, with your consent, relied, for the purposes of our opinion set forth in paragraph 3 below, on a letter to the Company, to you and to us, from SSP Hambro & Co., LLC and Wells Fargo Bank, confirming the warranty contained in Section 2.15 of the Bond Purchase Agreement, and the representations contained in Sections 1.3 and 2.15 of the Bond Purchase Agreement.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

      1. Based upon representations by the Company to us that the Company does not own any property in, does not maintain an office in and does not conduct any business in any state other than New Mexico, the Company is not required to qualify to do business as a foreign corporation in any jurisdiction.

      2.  The Series B Bonds conform to the requirements of the Indenture.

      3. The offer, issuance, sale and delivery of the Series B bonds in the principal amount of $4,000,000 in accordance with the provisions of the Bond Purchase Agreement constitute an exempt transaction under the Securities Act of 1933, as amended (the "Act"), and under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and neither the Act nor the Trust Indenture Act requires registration of the Series B Bonds or qualification of the Indenture.

      4. The Company has complied with all conditions precedent to the issuance, sale and delivery of the Series B Bonds imposed by the provisions of the Indenture.

      5. The Company is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary

                                     B1-4
company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      6. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      7. Neither the issuance of the Bonds nor the intended use of the proceeds of the Bonds (as set forth in Section 2.13 of the Bond Purchase Agreement) will violate Regulations G, T or X of the Federal Reserve Board.

      8. The Bond Purchase Agreement has been duly ratified and approved by all necessary corporate action of Southwest's Board of Directors and has been duly executed and delivered by officers of Southwest thereunto duly authorized by proper corporate action of Southwest's Board of Directors. No action by the stockholders of Southwest is required by law, by the Certificate of Incorporation of Southwest or by the By-Laws of Southwest for the authorization, execution and delivery of the Bond Purchase Agreement.

          In rendering our opinion as to the lack of any requirement that the Company qualify as a foreign corporation in any jurisdiction in paragraph 1 above, we have relied on a certificate of officers of the Company to the effect set forth in the first sentence of such paragraph and have performed no independent investigation concerning the representation of the Company to us.

          In rendering our opinions set forth in paragraphs 5, 6 and 7 above, we have also relied as to certain factual matters on a certificate of officers of the Company.

     To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Documents other than the Company and Southwest are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation; all parties to the Documents other than the Company and Southwest have the requisite power and authority to execute and deliver the Documents and to perform their respective obligations under the Documents to which they are a party; and the Documents to which such parties other than the Company and Southwest are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. We

                                     B1-5
express no opinion as to compliance by any parties to the Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their businesses.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. At your request, we hereby consent to reliance hereon by the Trustee and by M&A, delivery of this opinion to or reliance upon this opinion by any governmental authorities having regulatory jurisdiction over you and delivery of this opinion to or reliance upon this opinion by any Holder of the Series B Bonds who becomes a Holder in compliance with the provisions of the Bond Purchase Agreement and the Indenture. Reliance upon this opinion by any governmental authority or successor holder of Series B Bonds is subject to the provisos that this opinion speaks only as of the date hereof and to its addressees and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

                                    Very truly yours,

                                     B1-6

                                                                      EXHIBIT B2

              FORM OF COMPANY'S SPECIAL COUNSEL'S CLOSING OPINION


[Letterhead of Montgomery & Andrews]

                                          [Closing Date]


Ameritas Life Insurance Corp.       Woodmen Accident and Life Company
5900 "O" Street                     1526 "K" Street
Lincoln, Nebraska 68510-6970        Lincoln, Nebraska 68508

     Re:  New Mexico Utilities, Inc.
          $4,000,000 First Mortgage Bonds, Series B

Ladies and Gentlemen:

     We have been engaged as special counsel to New Mexico Utilities, Inc. (the "Company"), a New Mexico corporation, for purposes of rendering certain opinions under New Mexico law in connection with the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of November 8, 1996, between the Company, joined for certain purposes by Southwest Water Company, a Delaware corporation ("Southwest"), and each of you, as Purchasers, which Bond Purchase Agreement provides, among other things, for the sale by the Company of its First Mortgage Bonds, Series B, due November 7, 2006 (the "Series B Bonds") in the aggregate principal amount of $4,000,000 issued under and pursuant to an Indenture of Mortgage (the "Original Indenture"), dated as of February 14, 1992, between the Company and Sunwest Bank of Albuquerque, National Association, as trustee (the "Trustee"), as amended by a certain First Supplement to Indenture of Mortgage (the "First Supplemental Indenture") dated as of May 15, 1992, between the Company and the Trustee and a certain Second Supplement to Indenture of Mortgage (the "Second Supplemental Indenture") dated as of October 21, 1996, between the Company and the Trustee. The Original Indenture, First Supplemental Indenture and Second Supplemental Indenture are herein sometimes referred to, collectively, as the "Indenture." The Indenture grants to the holders of the Company's first mortgage bonds from time to time issued thereunder, including the Series B Bonds, a security interest in certain property, whether presently owned or hereafter acquired, of the Company, more particularly described in the Indenture, consisting of both real

                                     B2-1
property and real property interests, including, in each case, fixtures, other than Excepted Property, as described (the "Real Property"), and personal property, other than Excepted Property, as described (the "Personal Property"). We were also engaged to represent the Company in certain proceedings before the New Mexico Public Utility Commission (the "PUC") regarding the issuance and sale of the Series B Bonds and related transactions. The terms used in our opinion and not defined herein shall have the respective meanings ascribed to them in, or pursuant to the provisions of the Bond Purchase Agreement or the Indenture.

     In the course of our engagement, we have reviewed executed copies of the Bond Purchase Agreement, the Indenture, the Financing Statements and various certificates and other documents executed and delivered in connection therewith, and each of the executed and authenticated Series B Bonds, prior to the delivery of this letter, by each entity whose signature is provided for therein.

     We have also made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies, of such instruments, corporate records and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

     As to factual matters and the authentication of instruments and other documents relevant to the opinions expressed below, we have, with your consent, relied upon certificates of public officials and officers of the Company, without conducting independent investigations with respect thereto.

     In addition, we have, with your consent, relied upon certain other matters as described below in rendering certain of the opinions set forth below. We express no opinion as to the application of the laws of any State other than New Mexico, nor as to the application or requirements of any federal securities laws or regulations.

     On the basis of the foregoing and in reliance thereon and on such other matters as are hereinafter specified, we are of the opinion that, as of the date hereof:

      9. The Company is a corporation duly incorporated, legally existing, and in good standing under the laws of the State of New Mexico and has all requisite corporate power and authority to execute and deliver the Bond Purchase Agreement and the Indenture, to issue, sell and deliver the Series B Bonds, to perform its obligations pursuant to the Bond Purchase Agreement, the Series B Bonds and the

                                     B2-2

Indenture, to carry on its business as now conducted by it in the State of New Mexico, and to own the Real Property and the Personal Property which it now owns.

      10. The Indenture has been duly authorized by proper corporate action of the Company's Board of Directors and has been duly executed and delivered on behalf of the Company by its duly authorized officers. The Indenture constitutes a legal, valid and binding instrument of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) the laws of the State of New Mexico (where the property covered thereby is situated) affecting the remedies for the enforcement of the liens and security interests provided for therein, which laws in our opinion do not make inadequate the remedies necessary for the realization of the benefits of such security; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights; and (iii) general principles of equity. The Real Property now owned by the Company has been subjected to the terms of the New Mexico Deed of Trust Act (N.M. Stat. Ann. (S)(S) 48-10-1 et seq.) by the Indenture, and,
                                             -- ---
subject to continuing compliance with the requirements of that act, the Trustee has a power of sale under which such Real Property may be sold as provided in the act. No action by the stockholder of the Company is required by law, by the Articles of Incorporation of the Company or by the By-Laws of the Company for the authorization, execution and delivery of the Indenture.

      11. The Bond Purchase Agreement has been duly authorized by proper corporate action of the Company's Board of Directors and has been duly executed and delivered on behalf of the Company by its duly authorized officers. Except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights, and (ii) general principles of equity, the Bond Purchase Agreement constitutes a legal, valid and binding instrument of the Company enforceable in accordance with its terms. No action by the stockholder of the Company is required by law, by the Articles of Incorporation of the Company or by the By-Laws of the Company for the authorization, execution and delivery of the Bond Purchase Agreement.

      12. The Series B Bonds in the aggregate principal amount of $4,000,000 being purchased on the date hereof have been duly authorized by proper corporate action of the Company's Board of Directors, have been duly executed and delivered on behalf of the Company by its authorized officers, have been duly issued by the

                                     B2-3

Company and have been duly authenticated by the Trustee under the Indenture, and the obligations of the Company represented by the Series B Bonds are legal, valid and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights, and (ii) general principles of equity. Subject to the qualifications in paragraph 2, above, with respect to the enforceability of the Indenture, the Series B Bonds are entitled to the benefit and security of the Indenture, equally and ratably with all First Mortgage Bonds of other series which may from time to time be issued pursuant to and secured by the Indenture in accordance with the terms thereof, except as to any sinking, amortization, improvement, or other analogous fund established in accordance with the provisions of the Indenture.

     13. Neither (a) the execution and delivery by the Company of the Bond Purchase Agreement or the Indenture; nor (b) the granting to the Trustee of liens upon certain collateral pursuant to the provisions of the Indenture; nor
(c) the execution, delivery, issue and sale of the Series B Bonds; nor (d) compliance by the Company with the terms of the Series B Bonds, the Indenture and the Bond Purchase Agreement (all such transactions referred to in clauses
(a) through (d), inclusive, of this paragraph 5 being hereinafter referred to as the 'Transactions") will conflict with, or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien (other than the lien of the Indenture) upon, any of the Real Property or Personal Property of the Company pursuant to (i) the provisions of the Articles of Incorporation or By-Laws of the Company; (ii) any agreement or other instrument, known to us after due inquiry, to which the Company is a party or by which it or any of its Property is bound; (iii) any New Mexico law, statute, regulation or ordinance; or (iv) any order, judgment, award or decree, known to us after due inquiry of the Company (no independent search of court records having been made) of any court or arbitrator against or affecting the Company or any of its property.

     14. The Indenture is in due form for recording and has been duly filed for record as a mortgage on the Real Property in each and every public office in which such recording is a prerequisite to the establishing of record of the lien thereof on the Real Property therein specifically described which is now owned by the Company. All taxes and fees required to be paid with respect to the execution and recording of the Indenture and the issuance of the Series B Bonds have been paid. The Indenture will

                                     B2-4
not have to be refiled, reregistered or redeposited to continue the lien in and upon the Real Property now owned by the Company and specifically described therein or the effectiveness of such lien as against any subsequent transferee of the Real Property specifically described therein.

     15. The Indenture constitutes a valid mortgage lien on the Real Property now owned by the Company which is specifically or generally described in the granting clauses of the Indenture as being subject to the lien thereof and which is located in Bernalillo County, New Mexico. We express no opinion as to the attachment of the lien of the Indenture on Real Property acquired after the date and time of recording. The opinion in this paragraph is given in partial reliance on Title Insurance Policy No. 34-4042-61-001004 dated March 11, 1992, and issued by Ticor Title Insurance Company ("Ticor"), and upon the written commitment of Ticor dated September 27, 1996 that all requirements for the issuance of a new policy of title insurance to increase the amount of coverage to $6,000,000, to extend the coverage under such policy to certain Real Property added to the lien of the Indenture by the Second Supplemental Indenture and to extend the coverage of such policy to the Series B Bonds have been satisfied.

     16. The provisions of the Indenture are effective to create a valid security interest in favor of the Trustee in the Personal Property of the Company. The Indenture, as a financing statement, or a separate financing statement in respect of the Personal Property (the term "Financing Statement" referring to either or both as the case may be) has been duly filed or recorded in each and every public office in which such filing and/or recording is a prerequisite to the establishing of record of the lien of the Indenture on all of the Personal Property therein specifically described which is owned by the Company. Based upon the issuance and sale by the Company to you prior to the delivery of this letter of the Series B Bonds and your concurrent delivery of the consideration provided for in the Bond Purchase Agreement, pursuant to the provisions of the Indenture the Trustee has a valid, perfected security interest in the Personal Property presently owned by and in the possession of the Company or hereafter acquired by the Company. Our opinion as to perfection, however, is expressly limited to those items and types of the Personal Property as to which perfection is accomplished by the filing of a financing statement in accordance with the Uniform Commercial Code--Secured Transactions (N.M. Stat. Ann. (S)(S) 9-101 et seq. (1978)) as in effect in New Mexico ("UCC Article 9"). Such
      -- ---
security interest is, in the case of after-acquired Personal Property, subject to purchase money security interests and acquisition by the Company of rights in and possession of such Personal

                                     B2-5

Property. Except for the timely filing of continuation statements as required by UCC Article 9 and the filing of appropriate amendments to the Financing Statements required by changes in circumstances, it is not necessary to refile the Financing Statements or to file new financing statements to maintain the perfection of the security interests in the Personal Property.

     Based upon the assumptions and subject to the limitations set forth in this paragraph, insofar as such security interest relates to that portion of the Personal Property which is personal property owned and possessed by the Company as of the date hereof and located in the State of New Mexico and, in the case of fixtures, in Bernalillo County, New Mexico, such security interest will have priority over all other security interests in any of such Personal Property which may be perfected under UCC Article 9 by filing with the New Mexico Secretary of State or the County Clerk of Bernalillo County, New Mexico, a financing statement covering such Personal Property subsequent to the date hereof, except as such priority is or may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws or case decisions relating to or affecting the enforcement of the rights of creditors generally. The opinions in this paragraph 8 are, as to Personal Property acquired after the date of this letter, expressly subject to pre-existing liens and encumbrances. Such opinions are also given in reliance upon a certificate of an officer of the Company to the effect that all of such Personal Property has been continuously located in the State of New Mexico since at least May 8, 1996, and that no other security interest in any of such Personal Property exists by a certificate of title or ownership issued under the laws of any state other than New Mexico. In addition, in giving such opinions we have relied, in part, upon a certificate from an officer of the Company to the effect that the Company has not, during the period from May 8, 1996 to the date hereof, created any "purchase money security interest," as defined in UCC Article 9 (N.M. Stat. Ann. (S)(S) 55-9 - 107 (1978)) in any portion of the Personal Property. Finally, we have relied on the reports of UCC and other lien searches provided to us by Latham & Watkins, and we are relying upon the accuracy of such reports as to the absence of filing of any financing statements or notices against the Company except as shown in such reports. We have made no independent examination of the public records and indices covered by such reports and consequently express no opinion as to the priority of the Trustee's security interest under the Indenture as against the interest of any other secured party which, prior to the filing of the Financing Statements, filed a financing statement or notice not reported in such reports.

                                     B2-6

     17. All consents, approvals or authorizations, if any, of or by any Governmental Authority required on the part of the Company in connection with the consummation of the Transactions have been duly obtained, and the Company has complied with all applicable provisions of law requiring any designation, declaration, filing, registration or qualification with any Governmental Authority in connection with the Transactions.

     18. All approvals and consents of the PUC required for the valid issuance and sale of the Series B Bonds, the valid execution and delivery of the Bond Purchase Agreement by the Company, the valid execution and delivery of the Second Supplemental Indenture by the Company pursuant to and in accordance with the terms and conditions of the Bond Purchase Agreement and the Indenture, the granting to the Trustee of liens upon certain collateral, in each case, pursuant to the provisions of the Second Supplemental Indenture, and the compliance by the Company with the terms of the Series B Bonds, the Indenture and the Bond Purchase Agreement have been obtained and have become effective. All appeal periods applicable to the effectiveness of such approvals and consents have expired. There is in effect no stop order or other order of the PUC denying, suspending or revoking the effectiveness of any such approvals and consents, and no proceedings for such purposes are pending or, to our knowledge, threatened before the PUC.

     19. There is no litigation or proceeding, known to us after due inquiry of the Company (no independent search of court records having been made), pending or threatened against the Company not disclosed in the Bond Purchase Agreement or the financial statements of the Company which have been furnished to you pursuant thereto in which a judgment, order or award is likely that could be materially adverse to the Company or that could affect the ability of the Company to consummate the Transactions or perform its obligations under the Bond Purchase Agreement or the Indenture.

     20. The Company has complied with all conditions precedent to the consummation of the Transactions imposed by law.

     21. To the best of our knowledge, the Company is not in violation of any applicable federal, state or other law or regulation which would have a material adverse effect on the business of the Company.

                                     B2-7

     The certificates of officers or other representatives of the Company upon which we have relied which are referred to in this opinion are being delivered to you in connection with the closing proceedings.

     To the extent that the obligations of the Company may be dependent upon such matters, we have assumed for the purposes of our opinions that the Bond Purchase Agreement has been duly authorized, executed and delivered by each of you and constitutes your respective legal, valid and binding obligation enforceable in accordance with its terms; and that each of you has the requisite corporate or other organizational power and authority to perform your respective obligations under the Bond Purchase Agreement. For the purposes of our opinions we have also relied upon the opinion of counsel to the Trustee to the effect that the Second Supplemental Indenture has been duly executed and delivered by the Trustee, that the Trustee has the requisite corporate or other organizational power and authority to perform its obligations under the Indenture, and that the Trustee has duly authenticated the Series B Bonds under the Indenture.

     We note specifically that certain of the representations and warranties made to you or in your favor contained in the Bond Purchase Agreement have been made by Southwest rather than by the Company itself. In our view, the fact that such representations and warranties have been made by Southwest rather than the Company will not affect our opinions as to the validity or enforceability of the Bond Purchase Agreement or the Indenture or prevent the exercise by the Trustee of the remedies afforded to it by the Indenture upon a default arising from the breach of any representation or warranty made by Southwest in the Bond Purchase Agreement. Such opinion is based, in part, upon the opinion of Latham & Watkins of even date to the effect that the Bond Purchase Agreement has been ratified and approved by proper corporate action of Southwest's board of directors and has been duly executed and delivered on behalf of Southwest by its duly authorized officers.

     This letter is provided to you solely in connection with the transactions described herein and may not be published or disseminated in any way without our prior written consent; the foregoing shall not, however, preclude reliance upon this opinion by Latham & Watkins, delivery of this opinion to or reliance upon this opinion by any governmental authorities having regulatory jurisdiction over you or delivery of this opinion to or reliance upon this opinion by any Holder of the Series B Bonds who becomes a Holder in compliance with the provisions of the Bond Purchase Agreement and the Indenture.

                                     B2-8

                                        Very truly yours,

                                        MONTGOMERY & ANDREWS, P.A.



                                        Nancy M. King

                                     B2-9

                                                                      EXHIBIT B3

                   FORM OF TRUSTEE COUNSEL'S CLOSING OPINION



[Letterhead of Modrall, Sperling, Roehl, Harris & Sisk, P.A.]
                                    [Closing Date]



Ameritas Life Insurance Corp.       Woodmen Accident and Life Company
5900 "O" Street                     1526 "K" Street
Lincoln, Nebraska 68510-6970        Lincoln, Nebraska 68508

     Re: $4,000,000 First Mortgage Bonds, Series B 7.64%, Due November 7, 2006 of New Mexico Utilities, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Sunwest Bank of Albuquerque, National Association, a national banking association, (the "Trustee"), in connection with its appointment as trustee, registrar and paying agent with respect to the Series B Bonds (as defined below), pursuant to that certain Indenture of Mortgage dated as of February 14, 1992, by and between New Mexico Utilities, Inc. (the "Company") and the Trustee (the "Original Indenture"), as amended by a certain First Supplement to Indenture of Mortgage (the "First Supplemental Indenture") dated as of May 15, 1992, between the Company and the Trustee and a certain Second Supplement to Indenture of Mortgage (the "Second Supplemental Indenture") dated as of October 21, 1996, between the Company and the Trustee. The Original Indenture, First Supplemental Indenture and Second Supplemental Indenture are herein sometimes referred to, collectively, as the "Indenture." Pursuant to that certain Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of November 8, 1996, among the Company, Southwest Water Company, a Delaware corporation, Ameritas Life Insurance Corp. and Woodmen Accident and Life Company (the "Purchasers"), the Company proposes to issue and sell to the Purchaser an aggregate of $4,000,000 of the Company's First Mortgage Bonds, Series B 7.64%, due November 7, 2006 (the First Mortgage Bonds of such series being referred to as the "Series B Bonds") pursuant to the Indenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Indenture.

                                     B3-1

     This opinion is being delivered to you pursuant to Section 3.1 of the Bond Purchase Agreement.

     In connection with the foregoing, we have examined the following:

     (i)   the Bond Purchase Agreement;

     (ii)  the Indenture;

     (iii) The Series B Bonds, dated the date hereof, numbered B-1 and B-2, each in the principal amount of $2,000,000 and each registered in the name of one of the Purchasers (the "Bonds");

     (iv)  the Articles of Association and By-Laws of the Trustee;

     (v)   resolutions of the Trustee with respect to signing authority;

and such records and proceedings of the Trustee, agreements or other instruments, certificates of public officials and of officers of the Trustee and such other instruments and documents as we have deemed necessary as a basis for the opinions expressed herein. As to certain questions of fact material to such opinions which we have not independently verified, we have relied upon the representations and warranties of the Trustee set forth in the Certificate of Trustee dated as of November 8, 1996 (a copy of which is attached to this opinion), as if such representations and warranties were made directly to us. Except as to the execution on behalf of the Trustee of the various closing documents executed in connection with the issuance of the Bonds, we have assumed the due execution by properly authorized signatories of all documents submitted to us, the genuineness of all signatures shown on such documents and the conformity to the originals of documents submitted to us as copies.

     In delivering this opinion, we have relied upon the following assumptions (neither of which has been independently verified by us):

     A. The parties to the Indenture, other than the Trustee, have the power, right and legal authority to execute and deliver, and have duly authorized, executed and delivered, the Indenture.

     B. All permits, consents, authorization, certificates, approvals or licenses of, and registrations and declarations with, any governmental authority of any state,

                                     B3-2
other than required of the Trustee by the laws of the State of New Mexico, governing or necessary for the execution, delivery, validity and enforceability of the Indenture, and the performance by the respective parties to the Indenture of the transactions contemplated thereby, which are required to be obtained have been obtained.

     Based upon the foregoing and in reliance thereon and subject to the qualifications set forth below, we are of the opinion that:

     22. The Trustee is a duly chartered and validly existing national banking association having trust powers. By virtue of its standing as a national banking association with trust powers, the Trustee is authorized to exercise corporate trust powers in the State of New Mexico.

     23. The Trustee has duly authorized the acceptance of the trusts contemplated by the Indenture, and the Indenture has been duly executed and delivered by duly authorized officers of the Trustee.

     24. The Trustee has full right, power and authority to perform its obligations as Trustee under the Indenture, including without limitation the authentication of the Bonds, and neither the execution and delivery by the Trustee, nor performance of the Indenture or authentication of the Bonds by the Trustee will conflict with, or result in a breach of, the provisions of the Trustee's Articles of Association or Bylaws.

     25. The Bonds have been duly authenticated by duly authorized officers of the Trustee.

     26. No governmental consent, authorization or approval which has not been obtained is required from federal or New Mexico banking authorities in connection with the execution and delivery of the Indenture by the Trustee, or the performance under the Indenture or authentication of the Bonds by the Trustee.

     27. The Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by:

          (a) applicable bankruptcy, reorganization, arrangement, insolvency, liquidation, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect;

                                     B3-3

          (b)  principles of equity and the availability of equitable remedies;
and

          (c) common law or statutory requirements with respect to commercial reasonableness.

     We express no opinion as to the availability of equitable remedies against the Trustee, including specific performance and injunctive relief, under or pursuant to the Indenture. We express no opinion as to the enforceability of any indemnification provisions in the Indenture.

     This opinion is delivered to you solely for use, as described in the initial two paragraphs hereof, by you in connection with the issuance of the Series B Bonds and may not be used or relied upon by you for any other purpose or by any person or entity other than you. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner, nor is it to be filed with any governmental agency (other than as may be required by a Court or regulatory authority having jurisdiction over you or any successor in interest to you) or delivered to any other person without our prior written consent. This opinion speaks only as of its date and is based upon and limited to the laws of the State of New Mexico and federal laws as of the date hereof; we assume no responsibility to notify you of any subsequent changes in such laws or of any circumstance or event which may occur after the date hereof that affects or could possibly affect the opinions expressed herein or to otherwise supplement such opinions to reflect any such changes in such laws or the occurrence of any circumstance or event after the date hereof.

                                           Very truly yours,

                                     B3-4

                                                                      EXHIBIT C1

                     FORM OF COMPANY OFFICERS' CERTIFICATE



NEW MEXICO UTILITIES, INC.
CERTIFICATE OF OFFICERS
     We, Robert L. Swartwout and William C. Jasura, each hereby certify that we are, respectively, the President and the Vice President/Finance of NEW MEXICO UTILITIES, INC. (the "Company"), a New Mexico corporation, and that, as such, we are authorized to execute and deliver this Certificate in the name and on behalf of the Company, and hereby further certify as follows:

     28. This certificate is being delivered pursuant to Section 3.4(a) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of November 8,1996, among the Company, Southwest Water Company, a Delaware corporation, Ameritas Life Insurance Corp. and Woodmen Accident and Life Company (the "Purchasers"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

     29.  The warranties and representations made by the Company contained in
Section 2 of the Bond Purchase Agreement are true in all material respects on the date hereof.

     30. The Company has not taken any action or permitted any condition to exist that would constitute a Default or Event of Default.

     31. The Company has performed and complied with all agreements and conditions contained in the Bond Purchase Agreement that are required to be performed or complied with by the Company before or at the date hereof.

     32. William C. Jasura is, on and as of the date hereof, and at all times subsequent to October, 1995 has been, the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Purchaser contemporaneously herewith is his genuine signature.

     IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company as of November 8, 1996.

                                             NEW MEXICO UTILITIES, INC.

                                     C1-1

                                        By   /s/ Robert L. Swartwout
                                             Robert L. Swartwout,
                                             President

                                        By   /s/ William C. Jasura
                                             William C. Jasura,
                                             Vice President/Finance

                                     C1-2

                                                                      EXHIBIT C2

                      FORM OF PARENT OFFICERS' CERTIFICATE



SOUTHWEST WATER COMPANY
CERTIFICATE OF OFFICERS
     We, Anton C. Garnier and Peter J. Moerbeek each hereby certify that we are, respectively, the President and the Vice President/Finance of SOUTHWEST WATER COMPANY ("Southwest"), a Delaware corporation, and that, as such, we are authorized to execute and deliver this Certificate in the name and on behalf of Southwest, and hereby certify as follows:

     33. This certificate is being delivered pursuant to Section 3.4(b) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of November 8, 1996, among New Mexico Utilities, Inc., a New Mexico corporation, Southwest, Ameritas Life Insurance Corp. and Woodmen Accident and Life Company (the "Purchasers").

     34.  The warranties and representations made by Southwest contained in
Section 2 of the Bond Purchase Agreement are true in all material respects.

     35. Peter J. Moerbeek is, on and as of the date hereof, the duly elected, qualified and acting Secretary of Southwest, and the signature appearing on the Certificate of Secretary of Southwest dated the date hereof and delivered to the Purchaser contemporaneously herewith is his genuine signature.

     IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of Southwest as of November 8, 1996.

                                             SOUTHWEST WATER COMPANY
                                        By   /s/ Anton C. Garnier
                                             Anton C. Garnier,
                                             President

                                        By   /s/ Peter J. Moerbeek
                                             Peter J. Moerbeek,
                                             Vice President/Finance

                                     C2-1

                                                                      EXHIBIT D1

                    FORM OF COMPANY SECRETARY'S CERTIFICATE



NEW MEXICO UTILITIES, INC.
CERTIFICATE OF SECRETARY
     I, William C. Jasura, hereby certify that I am the duly elected, qualified and acting Secretary of NEW MEXICO UTILITIES, INC., a New Mexico corporation (the "Company"); that, as such, I have access to its corporate records and am familiar with the matters herein certified; that I am authorized to execute and deliver this Certificate in the name and on behalf of the Company; and hereby further certify as follows:

     36. This certificate is being delivered pursuant to Section 3.4(c) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of November 8, 1996, among the Company, Southwest Water Company, a Delaware corporation, Ameritas Life Insurance Corp. and Woodmen Accident and Life Company (the "Purchasers). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

     37. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on October 17, 1996, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

     38. The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially on the terms submitted to and approved by the Board of Directors of the Company as aforementioned:

                                        (a)  the Bond Purchase Agreement;

                                        (b)  the Series B Bonds; and

                                        (c)  the Second Supplemental Indenture.

     39. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof, which bylaws were last

                                     D1-1
amended by the Board of Directors of the Company on, and have been in full effect in said form at all times from and after March 29, 1996, to and including the date hereof, without modification or amendment in any respect.

     40. Each of the following named persons is on and as of the date hereof, and at all times subsequent to May 21, 1996, has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his name:


        NAME                            OFFICE                   SIGNATURE
        ----                            ------                   ---------
 Robert L. Swartwout             President                       /s/ Robert L. Swartwout
 William C. Jasura               Vice President/Finance          /s/ William C. Jasura
                                  and Secretary

     41. The signature appearing opposite the name of each such person set forth above is his genuine signature.

     42. Attached hereto as Attachment C is a true, correct and complete copy of the Certificate of Incorporation of the Company together with all amendments thereto, as currently in effect. There have been no amendments or supplements to or restatements of the Certificate of Incorporation of the Company since June 13, 1979.

     43. The seal set forth beside my name below is the true corporate seal of the Company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company as of November 8, 1996.

                                                      NEW MEXICO UTILITIES, INC.

                                             /s/ William C. Jasura

                                                  Secretary
          [Corporate Seal]

                                     D1-2

                                  ATTACHMENT A



RESOLUTIONS OF THE
BOARD OF DIRECTORS
NEW MEXICO UTILITIES, INC.
[TO FOLLOW.]

                                Attachment A-1

                                  ATTACHMENT B



Bylaws of the Company
[To be supplied by Company.]

                                Attachment B-1

                                  ATTACHMENT C



Certificate of Incorporation of the Company
[To be supplied by Company.]

                                Attachment C-1

                                                                      EXHIBIT D2

                    FORM OF COMPANY SECRETARY'S CERTIFICATE



SOUTHWEST WATER COMPANY
CERTIFICATE OF SECRETARY
          I, Peter J. Moerbeek, hereby certify that I am the duly elected, qualified and acting Secretary of SOUTHWEST WATER COMPANY, a Delaware corporation ("Southwest"); that, as such, I have access to its corporate records and am familiar with the matters herein certified; that I am authorized to execute and deliver this Certificate in the name and on behalf of Southwest; and hereby further certify as follows:

     44. This certificate is being delivered pursuant to Section 3.4(d) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of November 8,1996, among New Mexico Utilities, Inc., a New Mexico corporation, Southwest, Ameritas Life Insurance Corp. and Woodmen Accident and Life Company (the "Purchasers"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

     45. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on October 17, 1996, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors. Southwest has executed and delivered, for the purpose of making certain representations, the Bond Purchase Agreement pursuant to and in accordance with such resolutions.

     46. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of Southwest as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of Southwest on, and have been in full effect in said form at all times from and after June 27, 1995 to and including the date hereof, without modification or amendment in any respect.

     47. Each of the following named persons is on and as of the date hereof a duly elected, qualified and acting officer of Southwest holding the office or offices set forth below opposite his name:

                                     D2-1

       NAME                       OFFICE                 SIGNATURE
       ----                       ------                 ---------
Anton C. Garnier           President                     /s/ Anton C. Garnier
Peter J. Moerbeek          Vice President/Finance,       /s/ Peter J. Moerbeek
                           Chief Financial Officer
                           and Secretary
Stephen J. Muzi            Corporate Controller          /s/ Stephen J. Muzi


     48. The signature appearing opposite the name of each such person set forth above is his genuine signature.

     49. Attached hereto as Attachment C is a true, accurate and complete copy of the Certificate of Incorporation of Southwest, together with all amendments thereto, as currently in effect. There have been no amendments or supplements to or restatements of the Certificate of Incorporation of Southwest since May 1, 1995.

     50. The seal set forth beside my name below is the true corporate seal of Southwest.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of Southwest as of November 8, 1996.


                                                    SOUTHWEST WATER COMPANY

                     [Corporate Seal]

                                                            Secretary

                                     D2-2

                                 ATTACHMENT A

RESOLUTIONS OF THE
BOARD OF DIRECTORS
OF SOUTHWEST
[To be supplied by Southwest.]

                               Attachment A-1

                                 ATTACHMENT B

Bylaws of Southwest
[To be supplied by Southwest.]

                                Attachment B-1

                                 ATTACHMENT C

Certificate of Incorporation of Southwest
[To be supplied by Southwest.]

                                Attachment C-1

NEW MEXICO UTILITIES, INC.
                           _________________________

                            BOND PURCHASE AGREEMENT
                           _________________________


                          Dated as of November 8 1996


                                   $4,000,000


          First Mortgage Bonds, Series B 7.64%, Due November 7, 2006

     TABLE OF CONTENTS

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SECTION 1.  PURCHASE AND SALE OF BONDS.................................   1
       1.1  Issue of Bonds.............................................   1
       1.2  The Closing................................................   2
       1.3  Certain Purchaser Representations..........................   3
       1.4  Failure To Deliver; Failure of Conditions..................   4
       1.5  Expenses...................................................   4

SECTION 2.  WARRANTIES AND REPRESENTATIONS.............................   5
       2.1  Subsidiaries...............................................   5
       2.2  Corporate Organization and Authority.......................   5
       2.3  Business, Property and Indebtedness........................   6
       2.4  Financial Statements; Material Adverse Change..............   6
       2.5  Full Disclosure............................................   7
       2.6  Pending Litigation.........................................   7
       2.7  Title to Properties........................................   8
       2.8  Patents, Trademarks, Licenses, etc.........................   8
       2.9  Authorization, Execution, Delivery and Enforceability......   8
      2.10  No Defaults................................................   9
      2.11  Governmental Consent.......................................   9
      2.12  Taxes......................................................   10
      2.13  Use of Proceeds............................................   10
      2.14  Public Utility Holding Company Act.........................   10
      2.15  Private Offering...........................................   11
      2.16  Compliance with Law........................................   11
      2.17  Restrictions on Company....................................   11
      2.18  ERISA......................................................   12
      2.19  Investment Company Act.....................................   14
      2.20  Environmental Compliance...................................   14
      2.21  Private Placement Number...................................   15
      2.22  Restricted Third-Party Encumbrances........................   15

SECTION 3.  CLOSING CONDITIONS.........................................   16
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                                       i

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
       3.1  Opinions of Counsel........................................   16
       3.2  Warranties and Representations True; No Prohibited Action..   16
       3.3  Compliance with This Agreement.............................   17
       3.4  Officers' Certificates.....................................   17
       3.5  Legality...................................................   17
       3.6  Regulatory Approvals.......................................   17
       3.7  Both Purchasers............................................   18
       3.8  Liens Upon Collateral......................................   18
       3.9  Title Insurance............................................   18
      3.10  Indenture Conditions.......................................   18
      3.11  Proceedings Satisfactory...................................   19

SECTION 4.  AGREEMENTS OF THE COMPANY..................................   19
       4.1  Financial and Business Information.........................   19
       4.2  Officers' Certificates.....................................   22
       4.3  Accountants' Certificates..................................   23
       4.4  Inspection.................................................   23
       4.5  Report to NAIC.............................................   23

SECTION 5.  INTERPRETATION OF THIS AGREEMENT...........................   24
       5.1  Terms Defined..............................................   24
       5.2  Accounting Principles......................................   28
       5.3  Directly or Indirectly.....................................   29
       5.4  Governing Law..............................................   29
       5.5  Section Headings, Table of Contents and Construction.......   29

SECTION 6.  MISCELLANEOUS..............................................   29
       6.1  Notices....................................................   29
       6.2  Amendment and Waiver.......................................   30
       6.3  Reproduction of Documents..................................   32
       6.4  Survival...................................................   33
       6.5  Successors and Assigns.....................................   33
       6.6  Duplicate Originals; Execution in Counterparts.............   33
       6.7  Construction - Representations and Warranties..............   33
       6.8  Severability...............................................   34
       6.9  Incorporation by Reference.................................   34

                                                                            PAGE
                                                                            ----

Annex 1     --    Information as to Purchaser
Annex 2     --    Payment Instructions at Closing
Annex 3     --    Information as to Company

Exhibit A   --    First Mortgage Bond, Series B 7.64%, Due November 7, 2006
Exhibit B1  --    Form of Company Counsel's Closing Opinion
Exhibit B2  --    Form of Company's Special Counsel's Closing Opinion
Exhibit B3  --    Form of Trustee Counsel's Closing Opinion
Exhibit C1  --    Form of Officers' Certificate of the Company
Exhibit C2  --    Form of Officers' Certificate of the Parent
Exhibit D1  --    Form of Secretary's Certificate of the Company
Exhibit D2  --    Form of Secretary's Certificate of the Parent
Exhibit E   --    Form of Indenture

                                                                       EXHIBIT A


         FORM OF FIRST MORTGAGE BOND, SERIES B 7.64%, DUE NOVEMBER 7,
                                     2006


NEW MEXICO UTILITIES, INC.
                    FIRST MORTGAGE BOND

                     SERIES B 7.64%, DUE NOVEMBER 7, 2006


$2,000,000.00
No. B-1
PPN No. 64744# AB 9
Albuquerque, New Mexico

     NEW MEXICO UTILITIES, INC., a corporation organized under the laws of the State of New Mexico (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to AMERITAS LIFE INSURANCE CORP., or registered assigns, on November 7, 2006, the sum of TWO MILLION DOLLARS ($2,000,000.00) (or so much thereof as shall not have been paid upon prior redemption) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the later of the initial issuance of the series of Bonds of which this Bond is a part, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on the 10th day of each May and November in each year commencing on the first Interest Payment Date next succeeding the date of this Bond until the principal amount thereof will be due and payable; provided that interest on any overdue principal, overdue Redemption Price, and (to the extent permitted by applicable law) overdue installments of interest, shall accrue at a rate equal to the lesser of (a) the highest rate allowed by applicable law, or (b) 8.64% per annum. In no event shall the interest payable on this Bond (including any interest on overdue interest or any overdue Redemption Price) exceed the maximum amount which the Holder hereof may legally collect under the then applicable usury law. In the event that it is hereinafter determined by a court of competent Jurisdiction that the interest payable under this Bond (including any interest on overdue interest or any overdue Redemption Price) is in excess of the amount which the Holder hereof may legally collect under the then applicable usury law, then (i) all interest actually paid (including any interest on overdue interest or any overdue Redemption Price) in excess of the maximum amount legally collectible by such Holder shall be applied to the payment of principal of this Bond or, if all principal shall previously have been paid, promptly repaid by such Holder to the Company and (ii) interest on this Bond (including any interest on overdue interest or any overdue Redemption Price) subsequent to the date of such determination shall be reduced to the maximum amount which it is determined that the Holder may collect under the then applicable usury law.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person (the "Registered Holder") in whose name this Bond (or one or more Predecessor Bonds, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth (15th) day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof being given to Bondholders not less than four (4) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of this series shall be listed, if any, and upon such notice as shall be required by such exchange, all as more fully provided in said Indenture. The Trustee shall give notice of such Special Record Date and pay or arrange for payment of such defaulted interest as promptly as possible following receipt of or availability of funds for such purpose.

     The principal and the Redemption Price of, and the interest on, this Bond shall be payable by crediting, before 12:00 noon, New York time, by federal funds bank wire transfer, the account of the Registered Holder hereof in any bank in the United States as may be designated in a written notice delivered to the Company by such Registered Holder, or in such other manner as may be directed, or to such other address in the United States as may be designated, in writing delivered to the Company, by such Registered Holder. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     If any payment due on, or with respect to, this Bond shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall not be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable only to the Interest Payment Date.

     This Bond is one of a duly authorized issue of Bonds of the Company designated as its "First Mortgage Bonds" (herein called the "Bonds"), issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated February 14, 1992, between the Company and Sunwest Bank of Albuquerque, National Association, as Trustee (herein called the "Trustee," which term includes any successor Trustee), as amended and supplemented by that certain First Amendment and Supplement to Indenture of Mortgage dated February 14, 1992, dated May 15, 1992, between the Company and the Trustee, and further amended and supplemented by that certain Second Amendment and Supplement to the Indenture of Mortgage (the "Second Supplemental Indenture") dated October 21, 1996, between the Company and the Trustee, (such Indenture of Mortgage and Deed of Trust, as so amended to and including the date hereof, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Holders of the Bonds, the Trustee and the Company and the terms upon which the Bonds are, and are to be, authenticated and delivered. Capitalized terms not otherwise defined herein are defined as provided in the Indenture.

     As provided in the Indenture, the Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of the series specified in its title.

     This Bond is subject to redemption in whole, at any time, and in part, from time to time, before its maturity in the following events and in the manner provided in Article V and Section 16.03 (as added by the Second Supplemental Indenture) of the Indenture:

          (1) at any time after issuance, at the option of the Company evidenced by a Board Resolution at a Redemption Price equal to 100% of the principal amount of this Bond to be redeemed, together with the Applicable Make-Whole Amount (as defined below) and interest accrued to the Redemption Date, and on a Redemption Date specified by the Company as provided in Section 5.02 of the Indenture; and

          (2) from Major Event Proceeds, at a Redemption Price equal to 100% of the principal amount of this Bond to be redeemed, together with interest accrued to the Redemption Date, and on a Redemption Date that is the first date for which notice of redemption can be given by the Trustee as provided in Article V of the Indenture; provided, however, that such redemption may only be made if this Bond is redeemed pro rata with all other Outstanding Bonds of whatever series.

     It is provided in the Indenture that Bonds of this series of a denomination larger than $10,000.00 may be redeemed in part ($10,000.00 or a multiple thereof) and that upon any partial redemption of any such Bond the same may, but are not required to be, surrendered in exchange for one or more new Bonds in authorized form for the unredeemed portion of principal. Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

     If an Event of Default, as defined in the Indenture, shall occur, the principal of the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture whereupon all principal, accrued interest and the Applicable Make-Whole Amount, if any, shall be due and payable.

     "Applicable Make-Whole Amount" at any time shall be equal to the product of
(a) the Make-Whole Amount at such time, times (b) a fraction, the numerator of which shall be the principal amount of this Bond being prepaid or accelerated at such time, and the denominator of which shall equal the aggregate principal amount of all Series B Bonds being prepaid or accelerated at such time.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Bonds of each series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Bonds at the time Outstanding on behalf of the Holders of all the Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

     No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Bond is transferable on the Bond Register of the Company, upon surrender of this Bond for transfer at the office or agency of the Company in Albuquerque, New Mexico, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of the same series, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Bonds of this series are issuable only as registered Bonds without coupons in denominations of $1,000.00 or any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.
               Dated:

                                    NEW MEXICO UTILITIES, INC.

     [SEAL]

                                    By: /s/ Robert L. Swartwout


Attest:






     This is one of the Bonds of the series designated herein referred to in the within-mentioned indenture.

SUNWEST BANK OF ALBUQUERQUE, NATIONAL ASSOCIATION, as Trustee



By:                                 Dated:

     Authorized Officer